Exhibit 10.12

Certain information has been excluded from this agreement (indicated by [***]) because such information is both not material and the type that the registrant customarily and actually treats as private or confidential.

BRITANNIA POINTE GRAND LIFE SCIENCE CENTER

LEASE

This Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between PG VII 280 EAST GRAND, LLC, a Delaware limited liability company (“Landlord”), and ALUMIS INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION

1.	Date:	____________ August 11_____, 2022

2.	Premises (Article 1).

	2.1 Building:	The building containing approximately 54,856 rentable square feet of space (“RSF”) located at 280 E. Grand Avenue, South San Francisco, CA.

	2.2 Premises:	Approximately 54,586 RSF consisting of the entire Building, as further set forth in Exhibit A to the Lease.
3.	Lease Term (Article 2).

	3.1 Length of Term:	Approximately ten (10) years.

	3.2 Lease Commencement Date:	The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises and (ii) the Possession Date (as that term is defined in Section 1.1.1 of this Lease).

	3.3 Lease Expiration Date:	If the Lease Commencement Date shall be the first day of a calendar month, then the day immediately preceding the tenth (10th) anniversary of the Lease Commencement Date; or, if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the tenth (10th) anniversary of the Lease Commencement Date occurs.

4.	Base Rent (Article 3):

Lease Year	Annua Base Rent	Monthly Installment of Base Rent	Monthly Base Rent per Rentable Square Foot
1*	$4,509,163.20	$375,763.60	$6.85
2	$4,667,016.83	$388,918.07	$7.0898
3	$4,830,334.11	$402,527.84	$7.3379
4	$4,999,378.36	$416,614.86	$7.5947
5	$5,174,347.06	$431,195.59	$7.8605
6	$5,355,503.51	$446,291.96	$8.1357
7	$5,542,913.55	$461,909.46	$8.4204
8	$5,736,906.31	$478,075.53	$8.7151
9	$5,937,679.27	$494,806.61	$9.0201
10	$6,145,495.74	$512,124.64	$9.3358

*Note: Provided Tenant is not then in default of the Lease, after expiration of any applicable notice and cure period, Tenant shall have no obligation to pay Base Rent for the first two (2) full months of the Lease Term (the “Base Rent Abatement Period”).

5.	Tenant Improvement Allowance (Exhibit B):

Tenant Improvement Allowance: An amount equal to $285.00 per RSF of the Premises (i.e., $15,633,960.00 based upon 54,856 RSF in the Premises).

Additional Tenant Improvement Allowance: Up to $45.00 per RSF in the Premises (i.e., $2,468,520.00 based upon 54,856 RSF in the Premises)

6.	Tenant’s Share (Article 4):	One hundred percent (100%).

7.	Permitted Use (Article 5):	The Premises shall be used only for general office, research and development, engineering, laboratory, storage, vivarium and/or warehouse uses, including, but not limited to, administrative offices and other lawful uses reasonably related to or incidental to such specified uses, all (i) consistent with first class life sciences projects in South San Francisco, California (“First Class Life Sciences Projects”), and (ii) in compliance with, and subject to, Applicable Laws (as that term is defined in Article 24) and the terms of this Lease.

8.	Letter of Credit (Article 21):	$1,024,249.29

9.	Parking (Article 28):	2.25 unreserved parking spaces for every 1,000 rentable square feet of the Premises, subject to the terms of Article 28 of the Lease.

10.	Address of Tenant (Section 29.18):

Alumis Inc.
611 Gateway Boulevard, Suite 611
South San Francisco, CA 94080
Attention: General Counsel
(Prior to Lease Commencement Date)

and

Alumis Inc.
280 E. Grand Avenue
South San Francisco, CA 94080
Attention: General Counsel
(After Lease Commencement Date)

With a copy via email to:
Connor McNellis, Esq
McNellis Law Group, P.C.
[***]

11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12.	Broker(s) (Section 29.24):	CBRE, Inc. (representing both Landlord and Tenant)

1.            PREMISES, BUILDING, PROJECT, AND COMMON AREAS.

1.1           Premises, Building, Project and Common Areas.

1.1.1           The Premises; Tender of Possession. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto. The outline of the “Building” and the “Project,” as those terms are defined in Section 1.1.2 below, are further depicted on the site plan attached hereto as Exhibit A-1 (the “Site Plan”). The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except in each case as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall tender possession of the Premises to Tenant in its existing, “as is” condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the date of delivery of the Substantial Completion Certificate to Tenant in connection with the Tenant Improvements, as those terms are defined in the Tenant Work Letter (the “Possession Date”), and no action by Tenant shall be required therefor. Landlord anticipates that the Possession Date will occur on or before August 21, 2023 (the “Anticipated Possession Date”). If Tenant elects to pursue value engineering during the “Value Engineering Period”, as defined in the Tenant Work Letter, then the Anticipated Possession Date shall be September 31, 2023. If for any reason, Landlord is delayed in tendering possession of the Premises to Tenant by any particular date, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired. Notwithstanding the foregoing, (i) if Landlord has not caused the Possession Date to occur within ninety (90) days after the Anticipated Possession Date, then, as Tenant’s sole remedy for such delay (other than Tenant’s termination right as set forth in item (2) below), Tenant shall receive a one day credit against Base Rent next coming due under the Lease for each day after the Anticipated Possession Date that the Possession Date has not occurred, and (ii) if Landlord has not caused the Possession Date to occur within one hundred eighty (180) days after the Anticipated Possession Date, then Tenant shall have the right to terminate this Lease by written notice thereof to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant (and if Tenant does not elect to terminate the Lease, Tenant shall be entitled to continue to receive its rent credit remedy set forth in item (i) above). The Anticipated Possession Date shall be extended to the extent of any delays in delivery of possession caused by (i) Tenant Delay, as provided in Section 1(j) of the Tenant Work Letter, or (ii) events of Force Majeure. Neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. Any process utilities shall be provided without warranty, in their currently existing, “as-is” condition. Except when and where Tenant’s right of access is specifically excluded as the result of (i) an emergency, (ii) the application of applicable laws or the direction of governmental authority, (iii) Landlord’s rules, regulations and security requirements, or (iv) a provision of this Lease, Tenant shall have the right of ingress and egress to the Premises and the Building twenty-four (24) hours per day, seven (7) days per week on each day during the Lease Term.

1.1.2            The Building and The Project. The Premises constitutes the entire building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office/laboratory project currently known as “Britannia Pointe Grand Business Park.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) the office/laboratory buildings located at Britannia Pointe Grand Life Science Center, and the land upon which such adjacent office/laboratory building is located, (iv) if and when constructed, an amenity building (the “Amenity Building”) serving the tenants of the Project, and (v) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto as part of the Project, including areas that may currently be outside of the Project. Tenant acknowledges that Landlord or an affiliate of Landlord (or any successors thereto) is or may be intending to develop and construct additional buildings, parking structures, and other improvements as a part of the Project, which may be operated as part of the Project whether owned by Landlord, an affiliate of Landlord, or a third party.

1.1.3            Condition on Delivery. Landlord shall deliver the Premises to Tenant in good, vacant, broom clean condition, in compliance with Applicable Laws to the extent required to allow the legal occupancy and use of the entire Premises for the Permitted Use with the Tenant Improvements in the Premises Substantially Completed in accordance with the terms of the Tenant Work Letter, with the roof water-tight and shall cause the plumbing, electrical systems, fire sprinkler system, lighting, HVAC (hereinafter defined), and all other Building Systems serving the Premises to be in good operating condition and repair on or before the Lease Commencement Date. Notwithstanding anything in this Lease to the contrary, in connection with the foregoing Landlord shall, at Landlord’s sole cost and expense (which shall not be deemed an “Operating Expense,” as that term is defined in Section 4.2.4), repair or replace any failed, defective or inoperable portion of the Building Systems serving the Premises during the first two (2) Lease Years (the “Warranty Period”), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, omissions, and/or negligence of Tenant, its subtenants and/or assignees, if any, or any company which is acquired, sold or merged with Tenant (collectively, “Tenant Damage”), or by any modifications, Alterations or improvements constructed by or on behalf of Tenant (other than the initial construction or installation of the Tenant Improvements). Landlord shall coordinate such work with Tenant and shall utilize commercially reasonable efforts to perform the same in a manner designed to minimize interference with Tenant’s use of or access to the Premises. To the extent repairs which Landlord is required to make pursuant to this Section 1.1.1 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair. Landlord will be responsible for causing the exterior of the Building, the existing Building entrances, and all exterior Common Areas (including required striping and handicapped spaces in the parking areas) to be in compliance with ADA and parking requirements, to the extent required to allow the legal occupancy of the entire Premises and conduct of business therein for the Permitted Use and completion of the Tenant Improvements.

1.1.4            Additional Landlord Work. Landlord will, on or before the Lease Commencement Date, (i) apply a new topcoat sealant to the roof of the Building, and (ii) plan and install a new HVAC system in the Building (not including the two (2) boilers and one (1) air handling unit), and otherwise update the Building mechanical systems as necessary to support Tenant’s use of the Premises.

1.1.5            Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord or an affiliate of Landlord or any other owner of the Project (or any portion thereof), Tenant and any other tenants of the Project, including the parking facilities at the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord, provided that such is reasonably consistent with First Class Life Sciences Projects, and the use thereof shall be subject to such reasonable and nondiscriminatory rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises. Except as otherwise specifically expressed in this Lease, the Amenity Building will not be deemed a part of the Common Areas (but will at all times be deemed a part of the Project), provided that so long as the costs related to the Amenity Building are included in Operating Expenses and Real Estate Taxes, the services and amenities provided in the Amenity Building shall be available for use by Tenant.

1.2            Rentable Square Feet of Premises. The rentable square footage of the Premises is hereby deemed to be as set forth in Section 2.2 of the Summary, and shall not be subject to measurement or adjustment during the Lease Term.

1.3            Future Leasing. Landlord agrees that in the event Tenant and Landlord or an affiliate of Landlord enter into a new lease of space in excess of 75,000 RSF in the vicinity of the Project, then, at Tenant’s election, Landlord and Tenant shall enter into an agreement to terminate this Lease substantially concurrently with the commencement date of possession of such new premises, which termination shall be at no cost to Tenant (provided that, in any event, any obligation of Tenant to pay “Additional Allowance Monthly Rent” as defined in Section 2.1.2 of the Tenant Work Letter, shall not be terminated, and Tenant shall remain obligated for all of its obligations under this Lease with respect to the surrender of the Premises, and with respect to the period prior to any such termination). Notwithstanding the foregoing, neither Landlord nor Tenant shall have any obligation to enter into any such new lease of space, or to agree to any terms for any such new lease, other than as desired in each party’s sole and absolute discretion. To the extent Tenant exercises its right to terminate this Lease, pursuant to the terms of this Section 1.3, then this Lease shall terminate with the same force and effect as if the Lease were scheduled to expire in accordance with its terms as of such early termination date, subject to the provisions of this Lease which expressly survive the expiration or earlier termination of this Lease.

2.            LEASE TERM; OPTION TERM

2.1           Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto (subject to modification to correct any factual errors), as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof; however, the failure of the parties to execute such letter shall not defer the Lease Commencement Date or otherwise invalidate this Lease.

2.1.1            Option Right. Landlord hereby grants to the Tenant originally named in this Lease (“Original Tenant”), and any assignee of Original Tenant’s entire interest in the Lease that has been approved in accordance with the terms of Article 14, below (a “Approved Assignee”), and any assignee that is a “Permitted Assignee”, as that term is defined in Section 14.8, below, one (1) option to extend the Lease Term for a period of three(3) years (the “Option Term”), which option shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Lease Term, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of such notice, Tenant is not in default under this Lease, after the expiration of any applicable notice and cure period; (ii) Tenant has not previously been in default under this Lease, after the expiration of any applicable notice and cure period, more than twice in the twelve (12) month period prior to the date of Tenant’s attempted exercise; and (iii) the Lease then remains in full force and effect. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of three (3) years. The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Assignees or Approved Assignees, and may be exercised by Original Tenant or such Permitted Assignees or Approved Assignees (and not any other assignee, sublessee or “Transferee,” as that term is defined in Section 14.1 below, of Tenant’s interest in this Lease).

2.1.2            Option Rent. The annual Base Rent payable by Tenant during any Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the Option Term. The “Fair Rental Value,” as used in this Lease, shall be equal to the annual rent per rentable square foot (with consideration of the NNN nature of this Lease, and considering any “base year” or “expense stop” applicable to Comparable Transactions), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non- sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, with a comparable level of improvements (excluding any property that Tenant would be allowed to remove from the Premises at the termination of the Lease), for a comparable lease term, in an arm’s length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 2.2.2, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office/lab user other than Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space. The Concessions shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant. The term “Comparable Buildings” shall mean the Building and those other life sciences buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation to the building), quality of construction, level of services and amenities, size and appearance, and are located in South San Francisco, California and the surrounding commercial area.

2.1.3           Determination of Option Rent. In the event Tenant timely and appropriately exercises the option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent within thirty (30) days thereafter. If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then Tenant shall have the right to withdraw its exercise of the option by delivering written notice thereof to Landlord within five (5) business days thereafter, in which event Tenant’s right to extend the Lease pursuant to this Section 2.2 shall be of no further force or effect. If Tenant does not withdraw its exercise of the extension option, each party shall thereafter make a separate determination of the Option Rent within fifteen (15) business days of the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7, below. If Tenant fails to accept or reject Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have objected to Landlord’s determination of Option Rent, and each party shall make their separate determinations of Option Rent and the matter shall be submitted to arbitration in accordance with the terms hereof.

2.1.3.1            Landlord and Tenant shall each appoint one arbitrator who shall by profession be an MAI appraiser and/or real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of other first class life sciences buildings located in the South San Francisco market area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within twenty (20) business days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable). The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.1.3.2            The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) business days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appointment, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant during the five (5) year period prior to such appointment. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.1.3.3            The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

2.1.3.4            The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.1.3.5            If either Landlord or Tenant fails to appoint an Advocate Arbitrator within twenty (20) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.1.3.6            If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator within ten (10) business days after the appointment of the last appointed Advocate Arbitrator, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.2 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.1.3.7            The cost of the arbitration shall be paid by Landlord and Tenant equally.

2.1.3.8            In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay as Option Rent, an amount equal to 103.5% of the Base Rent payable by Tenant as of the expiration of the initial Lease Term, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

3.            BASE RENT. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term for which Base Rent is payable, without any setoff or deduction whatsoever, except as expressly set forth in this Lease. The Base Rent for the first full month of the Lease Term for which Base Rent is payable following the Base Rent Abatement Period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

4.            ADDITIONAL RENT

4.1            General Terms.

4.1.1            Direct Expenses; Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.1.2            Triple Net Lease. Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a “TRIPLE NET” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant’s operation therefrom. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

4.2           Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1            Intentionally Deleted.

4.2.2            “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3            “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4            “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project (including, without limitation, the Amenity Building if and when constructed), or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities (except to the extent Tenant and the other tenants of the Project pay for such utilities directly on a submetered or metered basis), the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and Premises as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management fees (subject to the exclusion (p) below) and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) rent or imputed rent for any office space occupied by Project management personnel, and rent or imputed rent for the Amenity Building after the same is completed and in operation (subject to the terms of item (m), below); (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over the useful life of such items as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices, consistently applied, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital repairs replacements or improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses or to enhance the safety or security of the Project or its occupants, or (B) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized (including reasonable interest on the amortized cost) over its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices, consistently applied; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, (xv) cost of tenant relation programs reasonably established by Landlord, and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, “Underlying Documents”). Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)            costs, including legal fees, space planners’ fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas of the Project or parking facilities), and any costs or expenses incurred in connection with the relocation of any tenants and costs for the repair or replacement of the Base Building (or any component thereof) made necessary as a result of defects in the original design, workmanship or materials;

(b)           except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

(c)           costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier (or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease) or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d)           any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)            costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f)            the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g)           amount paid as ground rental for the Project by the Landlord;

(h)           except for a Project management fee to the extent allowed pursuant to item (vi) above and exclusion (p) below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i)            any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord;

(j)            rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing engineering, janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

(k)           all costs, items and services for which Tenant or any other tenant or other occupant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)            any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m)           rent or imputed rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project, or rent or imputed rent for the Amenity Building at a rate that exceeds the Base Rent per RSF payable by Tenant for the Premises in any Expense Year;

(n)           costs, to the extent arising from the gross negligence or willful misconduct of Landlord or any Landlord Parties;

(o)           costs incurred to comply with laws relating to the removal of hazardous material (as defined under Applicable Law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

(p)           fees payable by Landlord for management of the Project in excess of four percent (4%) of Landlord’s gross revenues for the Project (the “Management Fee Cap”); and

(q)           any operating deficits relating to the operation of a café, restaurant or similar food and beverage concession.

4.2.5            Taxes.

4.2.5.1            “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used by Landlord in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2            Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.

4.2.5.3            Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1 above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included (or expressly excluded, other than Tax Expenses) as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6            “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3           Allocation of Direct Expenses. The parties acknowledge that the Building is a part of a multi- building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the Building and the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to other buildings in the Project). Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole, and shall not include Direct Expenses attributable solely to other buildings in the Project. Notwithstanding the foregoing, costs and expenses relating to the Amenity Building in any Expense Year shall be allocated to the Building based on the rentable square footage of the Building as a share of the total then entitled buildable square footage for the Project. Accordingly, if the total entitled square footage of the Project is increased, then the allocation of the Amenity Building to the Direct Expenses for the Building shall be appropriately reduced.

4.4           Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1            Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant within five (5) months following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, within thirty (30) days following the receipt of the Statement, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease or a refund if the Lease Term has ended as provided below). The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Landlord shall, within thirty (30) days after delivering the Statement to Tenant, deliver a check payable to Tenant in the amount of the overpayment . Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than eighteen (18) months after the earlier of the expiration of the applicable Expense Year in which such Direct Expense was incurred, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time which are attributable to any Expense Year (provided that Landlord delivers Tenant a bill for such amounts within six (6) months following Landlord’s receipt of the bill therefor). The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2            Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) (and shall use commercially reasonable efforts to deliver the Estimate Statement within five (5) months of each year) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days following the receipt of the Statement, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the third-to-last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant. Any amounts paid based on such an Estimate shall be subject to adjustment as provided in Section 4.4.1 above when actual Direct Expenses are available for each Expense Year. Throughout the Lease Term Landlord shall maintain records with respect to Direct Expenses in accordance with sound real estate management and accounting practices, consistently applied.

4.5           Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.6           Landlord’s Books and Records. Within one hundred twenty (120) days after receipt by Tenant of a Statement, if Tenant disputes the amount of Additional Rent set forth in the Statement, a member of Tenant’s finance department, or an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm and is not working on a contingency fee basis) (“Tenant’s Accountant”), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s offices, provided that there is no existing Event of Default and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within one hundred twenty (120) days of Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such Accountant determines that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord, and Landlord shall reimburse Tenant for the cost of the Tenant’s Accountant (provided that such cost shall be a reasonable market cost for such services). Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

4.7           Miscellaneous. Landlord shall (i) not make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) Landlord shall not collect Operating Expenses from Tenant and all other tenants/occupants in the Building in an amount in excess of what Landlord incurred for the items included in Operating Expenses.

5.            USE OF PREMISES

5.1           Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2           Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose in violation of, the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect, or any Underlying Documents. Landlord shall have the right to impose reasonable and customary rules and regulations regarding the use of the Project, as reasonably deemed necessary by Landlord with respect to the orderly operation of the Project, and Tenant shall comply with such reasonable rules and regulations. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.

5.3           Hazardous Materials.

5.3.1           Tenant’s Obligations.

5.3.1.1            Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit E. Tenant agrees that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire (as updated from time to time), neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, “Tenant’s Agents”) will produce, use, store or generate any “Hazardous Materials,” as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under or about the Premises. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is intentionally or knowingly false, incomplete, or misleading in any material respect, the same shall be deemed an Event of Default by Tenant. Tenant shall deliver to Landlord an updated Environmental Questionnaire at least once a year, and Tenant may update the Environmental Questionnaire when Tenant anticipates a change in the types and amounts of Hazardous Materials Tenant will use in the Premises. Landlord’s prior written consent shall be required to any Hazardous Materials use for the Premises not described on the Environmental Questionnaire as updated from time to time by Tenant, such consent to be withheld only in Landlord’s commercially reasonable discretion. Tenant shall not install or permit any underground storage tank on the Premises. For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws, except for de minimis quantities of typical cleaning and office supplies, all of which shall be stored, used and disposed of in accordance with applicable laws. The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment. For the avoidance of doubt and notwithstanding anything to the contrary in this Lease, nothing in this Article 5 shall be construed to require any action by Tenant that is inconsistent with the allocation of responsibility between Landlord and Tenant for the making of repairs or Alterations as provided in Articles 7 and/or 8.

5.3.1.2            Notices to Landlord. Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any “Environmental Laws,” as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

5.3.1.3            Releases of Hazardous Materials. If, due to the acts or omissions of Tenant or any Tenant’s Agent, any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease and/or if, due to the acts or omissions of Tenant or any Tenant’s Agent, any other Hazardous Material condition exists at the Premises that requires response actions of any kind, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Section 5.3, including, without limitation, Section 5.3.4, and (iv) take any such additional investigative, remedial and corrective actions such that the Premises are remediated to the condition required by Environmental Laws.

5.3.1.4            Indemnification.

5.3.1.4.1            In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Lease Term, whether foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises by Tenant or Tenant’s Agents. Landlord shall provide copies of the most recent closure reports for the Premises following receipt thereof from the existing tenant of the Premises.

5.3.1.4.2            Limitations. Notwithstanding anything in this Section 5.3.1.4 to the contrary, neither Tenant’s indemnity of Landlord as set forth in Section 5.3.1.4, above, nor Tenant’s investigation, corrective or remedial obligations as set forth in Section 5.3.1.3, above shall be applicable to claims based upon Hazardous Materials not Released by Tenant or Tenant’s Agents.

5.3.1.4.3            Landlord Indemnity. Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant and Tenant’s Agents from and against, all losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) arising out of any Hazardous Materials that exist in, on or about the Project prior to the Possession Date, or Hazardous Materials brought onto the Project or Released by Landlord or any Landlord Parties, and Landlord shall remediate the same in compliance with Environmental Laws. Landlord will provide Tenant with any Hazardous Material reports relating to the Building that Landlord has in its immediate possession. The provision of such reports shall be for informational purposes only, and Landlord does not make any representation or warranty as to the correctness or completeness of any such reports. Landlord’s indemnification obligation under this Section 5.3.1.4.3 shall survive the expiration or earlier termination of this Lease.

5.3.1.5            Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with applicable laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws applicable to its use or use by any Tenant’s Agents of any Hazardous Materials. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. If Landlord has reasonable grounds to be concerned that Tenant has failed to comply with the provisions of this Article 5, upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s satisfaction compliance with all Environmental Laws and the terms of this Lease.

5.3.2            Assurance of Performance.

5.3.2.1            Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform environmental assessments of a scope reasonably determined by Landlord (an “Environmental Assessment”) to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials. The environmental assessment conducted by Landlord’s consultant shall not unreasonably interfere with Tenant’s operations at the Premises. Landlord shall require its consultant to provide insurance against claims, damages, or costs arising from bodily injury or property damage caused to Tenant or the Premises by Landlord’s consultant. The Environmental Assessment shall not include access to areas of Tenant’s operations that are protected as confidential business information or contain operations or processes that are protected under intellectual property rights, such as, but not limited to, trade secrets.

5.3.2.2            Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.3, then all of the reasonable costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within ten (10) days after receipt of written demand therefor.

5.3.3            Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials brought onto the Premises by Tenant or Tenant’s Agents to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for purposes consistent with First Class Life Sciences Projects; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.3.4            Clean-up.

5.3.4.1            Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.3, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval (not to be unreasonably withheld, conditioned or delayed), specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the condition required by Environmental Laws (the “Clean-Up Plan”). Upon Landlord’s approval of the Clean-up Plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-up Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up Plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within thirty (30) days after receipt of written demand therefor.

5.3.4.2            No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.3.4.3            Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the use of the Premises for a use consistent with the Permitted Use and consistent with First Class Life Sciences Projects (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with applicable laws.

5.3.4.4            Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then commencing on the later of the termination of this Lease and three (3) business days after Landlord’s delivery of notice of such failure and that it elects to treat such failure as a holdover, Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.3.

5.3.5            Confidentiality. Unless required to do so by Applicable Law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any person or entity (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is required by applicable law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers, lenders, assignees or subtenants, subject to any such parties’ written agreement to be bound by the terms of this Section 5.3.5.

5.3.6            Copies of Environmental Reports. Within thirty (30) days of Tenant’s actual receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Project, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials; provided that nothing herein shall be construed as obligating Tenant to provide to Landlord documents or communications protected by the attorney-client privilege, attorney-work product doctrine or any other legally recognized privilege.

5.3.7            Intentionally Omitted.

5.3.8            Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any Applicable Laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.3.9            Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.3 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.3 have been completely performed and satisfied.

6.            SERVICES AND UTILITIES

6.1           In General. Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, including, but not limited to heating, ventilation and air-conditioning (“HVAC”), electricity, water, telephone, janitorial and interior Building security services.

6.1.1            All utilities (including without limitation, electricity, gas, sewer and water) to the Building are separately metered at the Premises and shall be paid directly by Tenant to the applicable utility provider. Tenant may, at its election, consume utilities on a 24/7 basis.

6.1.2            Landlord shall not provide janitorial services for the Premises. Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises, all in compliance with Applicable Laws. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with First Class Life Sciences Projects.

Tenant shall cooperate fully with Landlord at all times and abide by all reasonable regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems. Provided that Landlord agrees to provide and maintain and keep in continuous service utility connections to the Building and Project, including electricity, water and sewage connections, Landlord shall have no obligation to provide any services or utilities to the Building, including, but not limited to HVAC, electricity, water, telephone, janitorial and interior Building security services.

6.2           Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or Casualty (as defined in Section 11.1 below) whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease (provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to applicable law for bodily injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors). Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.3           Energy Performance Disclosure Information. Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”). Tenant hereby acknowledges prior receipt of the Data Verification Checklist, as defined in the Energy Disclosure Requirements (the “Energy Disclosure Information”), and agrees that Landlord has timely complied in full with Landlord’s obligations under the Energy Disclosure Requirements. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Building and that the energy performance of the Building may vary depending on future occupancy and/or use of the Building, and (iii) Landlord shall have no liability to Tenant for any errors or omissions in the Energy Disclosure Information. If and to the extent not prohibited by Applicable Laws, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of Landlord’s failure to disclose such information. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Requirements, including, without limitation, any liabilities arising as a result of Landlord’s failure to disclose the Energy Disclosure Information to Tenant prior to the execution of this Lease. Tenant’s acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building. Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 6.3 shall survive the expiration or earlier termination of this Lease.

6.4           Building Generator. Commencing on the Lease Commencement Date, Tenant shall have the right to connect to the existing Building back-up generator (the “Generator”), to provide back-up generator services to the Premises. During the Lease Term and any renewal terms, Landlord shall maintain the Generator in good working order, condition and repair. The costs of operation, maintenance, and repair of the Generator shall be included in Operating Expenses to the extent provided in Section 4.2.4, and Tenant shall be fully responsible for Tenant’s Share of any costs with respect thereto. Landlord shall not be liable for any damages whatsoever resulting from any failure in operation of the Generator, or the failure of the Generator to provide suitable or adequate back-up power to the Premises, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the Premises and any and all income derived or derivable therefrom. Landlord shall, upon written request from Tenant (not more frequently than once per calendar year), make available for Tenant’s inspection the maintenance contract and maintenance records for the emergency generators for the 12-month period immediately preceding Landlord’s receipt of Tenant’s written request. Prior to the expiration of the first (1st) Lease Year, Landlord will be responsible to replace the Generator with a new generator providing 600KW of back-up electricity, at Landlord’s sole cost and expense (the “New Generator”). Landlord shall, at Landlord’s sole cost and expense (which shall not be deemed an Operating Expense), make any required material repairs to or replacement of the New Generator during the initial Lease Term (the “Generator Warranty”), provided that the need to repair or replace was not caused by Tenant Damage. The Generator Warranty shall not apply to routine maintenance and repair costs, which costs shall be included in Operating Expenses.

6.5           Tenant’s Security System. Tenant may, at its own expense (but subject to reimbursement from the Tenant Improvement Allowance or Additional Tenant Improvement Allowance), install its own security system (“Tenant’s Security System”) in the Premises, subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Any installation of Tenant’s Security System shall comply with and be governed by the terms of Article 8 of this Lease. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security System, provided that, notwithstanding the foregoing, Tenant may install any security system it desires that does not require linkage with the Building security system and which does not affect the Building security system and which does not (i) create (a) an adverse effect on the Building structure; (b) a non-compliance with Applicable Laws; (c) an adverse effect on the Building Systems; (d) an effect on the exterior appearance of the Building; or (e) unreasonable interference with the normal and customary office operations of any other tenant in the Building, or (ii) affect Landlord’s ability to operate the Building. Tenant shall provide Landlord with any information reasonably required regarding Tenant’s Security System in the event access to the Premises is necessary in an emergency. At Landlord’s election prior to the expiration or earlier termination of this Lease, Tenant shall leave the Tenant’s Security System in the Premises upon the expiration or earlier termination of this Lease, in which event the Tenant’s Security System shall be surrendered with the Premises upon the expiration or earlier termination of this Lease, and Tenant shall thereafter have no further rights with respect thereto. In the event that Landlord fails to elect to have the Tenant’s Security System left in the Premises upon the expiration or earlier termination of this Lease, then Tenant shall remove the Tenant’s Security System prior to the expiration or earlier termination of this Lease, and repair all damage to the Building resulting from such removal, at Tenant’s sole cost and expense.

7.            REPAIRS.

7.1           Tenant Repair Obligations. Subject to Section 7.3 below and Landlord’s obligations under Section 1.1.3 above during the Warranty Period, Tenant shall, throughout the Term, at its sole cost and expense, maintain, repair, replace and improve as required, the Premises and Building and every part thereof in a good standard of maintenance, repair and replacement as required, and in good and sanitary condition, all in accordance with the standards of First Class Life Sciences Projects, except for Landlord Repair Obligations, whether or not such maintenance, repair, replacement or improvement is required in order to comply with Applicable Laws (“Tenant’s Repair Obligations”), including, without limitation, the following: (1) glass, windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of both interior and exterior windows) and skylights; (2) interior and exterior doors, door frames and door closers; (3) interior lighting (including, without limitation, light bulbs and ballasts); (4) the plumbing, sewer, drainage, electrical, fire protection, elevator, escalator, life safety and security systems and equipment, existing heating, ventilation and air-conditioning systems, and all other mechanical, electrical and communications systems and equipment (collectively, the “Building Systems”), including without limitation (i) any specialty or supplemental Building Systems installed by or for Tenant and (ii) all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises; (5) all communications systems serving the Premises; (6) all of Tenant’s security systems in or about or serving the Premises; (7) Tenant’s signage; (8) interior demising walls and partitions (including painting and wall coverings), equipment, floors, and any roll-up doors, ramps and dock equipment; and (9) the non-structural portions of the roof of the Building, excluding the roof membrane and coverings. Tenant’s Repair Obligations exclude the routine maintenance of the load bearing and exterior walls of the Building, including, without limitation, any painting, sealing, patching and waterproofing of such walls. Tenant shall additionally be responsible, at Tenant’s sole cost and expense, to furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and, to the extent that Landlord notifies Tenant in writing of its intention to no longer arrange for such monitoring, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing.

7.2           Service Contracts. All Building Systems, including HVAC, elevators, main electrical, plumbing and fire/life-safety systems, shall be maintained, repaired and replaced by Tenant (i) in a commercially reasonable first-class condition, (ii) in accordance with any applicable manufacturer specifications relating to any particular component of such Building Systems, (iii) in accordance with Applicable Laws. Tenant shall contract with a qualified, experienced professional third party service companies (a “Service Contract”). Tenant shall regularly, in accordance with commercially reasonable standards, generate and maintain preventive maintenance records relating to each Building’s mechanical and main electrical systems, including life safety, elevators and the central plant (“Preventative Maintenance Records”). In addition, upon Landlord’s request, Tenant shall deliver a copy of all current Service Contracts to Landlord and/or a copy of the Preventative Maintenance Records.

7.3           Landlord’s Right to Perform Tenant’s Repair Obligations. Tenant shall notify Landlord in writing at least thirty (30) days prior to performing any material Tenant’s Repair Obligations, including without limitation, any Tenant’s Repair Obligation which affect the Building Systems or which is reasonably anticipated to cost more than $100,000.00. Upon receipt of such notice from Tenant, Landlord shall have the right to either (i) perform such material Tenant’s Repair Obligation by delivering notice of such election to Tenant within thirty (30) days following receipt of Tenant’s notice, and Tenant shall pay Landlord the cost thereof (including Landlord’s reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor, or (ii) require Tenant to perform such Tenant’s Repair Obligation at Tenant’s sole cost and expense. If Tenant fails to perform any Tenant’s Repair Obligation within a reasonable time period, as reasonably determined by Landlord, then Landlord may, but need not, following delivery of notice to Tenant of such election, make such Tenant Repair Obligation, and Tenant shall pay Landlord the cost thereof, (including Landlord’s reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor.

7.4           Landlord Repair Obligations. Landlord shall be responsible for repairs to and routine maintenance of (i) the exterior walls, foundation and roof and roof membrane of the Building, the structural portions of the floors of the Building including, without limitation, any painting, sealing, patching and waterproofing of exterior walls, and (ii) repairs to the elevator in the Building and underground utilities, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant (the “Landlord Repair Obligations”); provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Costs expended by Landlord in connection with the Landlord Repair Obligations shall be included in Operating Expenses to the extent allowed pursuant to the terms of Article 4, above. Landlord shall cooperate with Tenant to enforce any warranties that Landlord holds that could reduce Tenant’s maintenance obligations under this Lease. This Section 7.3 shall be subject to and shall not limit Landlord’s obligations under Section 1.1.3 above during the Warranty Period (including with respect to cost responsibility of any work or repairs).

8.            ADDITIONS AND ALTERATIONS.

8.1           Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than twenty (20) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the Building Systems or equipment, (ii) are not visible from the exterior of the Building, and (iii) cost less than $150,000.00 for a particular job of work (“Permitted Alterations”). The construction of and ultimate surrender obligations relating to the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2           Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority). Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3           Payment for Improvements. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to four percent (4%) of the hard costs of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work, not to exceed two percent (2%) of the hard costs of such work. Notwithstanding the foregoing, this Section 8.3 shall not apply to Permitted Alterations.

8.4           Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant’s contractors and subcontractors shall be required to carry (i) Commercial General Liability Insurance in an amount approved by Landlord, with Landlord, and, at Landlord’s option, Landlord’s property manager and project manager, as additional insureds in an amount approved by Landlord, and otherwise in accordance with the requirements of Article 10 of this Lease, and (ii) workers compensation insurance with a waiver of subrogation in favor of Landlord. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee, but only if the aggregate cost of such work is expected to exceed $150,000.00.

8.5           Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances (excluding Tenant’s Property (defined below) or other personal property, facilities, fixtures or equipment paid for by Tenant and placed in the Premises, or alterations paid for by Tenant which Landlord has elected to require Tenant to remove at the expiration or earlier termination of the Term) which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord may, by written notice to Tenant at the time Landlord provides consent (if any) to particular Alterations, require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to the condition existing prior to such Alterations, normal wear and tear excepted. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to the condition existing prior to such Alterations, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Without limiting the foregoing, the items set forth in Exhibit G attached hereto (the “Tenant’s Property”) shall at all times be and remain Tenant’s property. Exhibit G may be updated from time to time by agreement of the parties to reflect items which are Tenant’s property pursuant to the terms hereof, provided that Tenant’s failure to so update Exhibit G shall not affect whether an item constitutes Tenant’s property hereunder. Tenant may remove the Tenant’s Property from the Premises at any time, provided that Tenant repairs all damage caused by such removal.

8.6           Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, subcontractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Project, Building or the Common Areas and/or that otherwise results in picketing or other labor disturbances at the Project and/or on property adjacent thereto.

9.            COVENANT AGAINST LIENS. Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then Applicable Laws). Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

10.           INSURANCE

10.1            Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, lenders, any property manager and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Except to the extent arising from the gross negligence or willful misconduct of Landlord, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all claims, loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. Subject to Tenant’s indemnification obligations set forth above and the waiver of subrogation provided below, Landlord shall indemnify, defend, protect, and hold harmless Tenant from any and all claims, loss, cost, damage, injury, expense, and liability (including, without limitation, court costs and reasonable attorneys’ fees) to the extent arising from the gross negligence or willful misconduct of Landlord or the Landlord Parties in, on or about the Project either prior to or during the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Tenant. Notwithstanding anything to the contrary set forth in this Lease, either party’s agreement to defend and indemnify the other party as set forth in this Section 10.1 shall be ineffective to the extent the matters for which such party agreed to defend and indemnify the other party are covered by insurance required to be carried by the non-indemnifying party pursuant to this Lease. Further, Tenant’s agreement to indemnify Landlord and Landlord’s agreement to indemnify Tenant, each pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to the parties’ respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2            Landlord’s Property Insurance. Landlord shall insure the Building during the Lease Term against loss or damage under a “special risk” property insurance policy. Such coverage shall be in such coverage and deductible amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine based on insurance typical of landlords of First Class Life Sciences Projects. Additionally, at the option of Landlord (but subject to the immediately preceding sentence), such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, where commercially reasonably obtainable, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. Tenant shall also provide Landlord with such information regarding the use of the Premises. In the event of a claim, Tenant will cooperate with Landlord regarding Landlord’s insurance.

10.3         Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts commencing on the Possession Date (or the date of any early access pursuant to Section 6 of the Tenant Work Letter, if applicable).

10.3.1            Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, including contractual coverage and personal injury. Tenant shall carry products and completed operations coverage whether included in the Commercial General Liability or on a standalone policy (which the parties agree shall not be required to be purchased until Tenant has a completed product or operation), for limits of liability of not less than:

Bodily Injury and Property Damage Liability including Personal Injury	$3,000,000 each occurrence $5,000,000 annual aggregate

Personal Injury Liability	$3,000,000 each occurrence $5,000,000 annual aggregate

Any combination of primary and excess/umbrella policies may be utilized in order to meet the limit requirements above.

10.3.2            Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises, (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on a “special risks” of physical loss, for the replacement cost value of the covered items and shall include all perils included within the “special risk” coverage.

10.3.3            Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations. The policy shall include a waiver of subrogation in favor of Landlord, its employees, Lenders and any property manager or partners.

10.4          Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Property, Commercial General Liability, and Umbrella insurance policies shall (i) name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies, as an additional insured or loss payee, as applicable, including Landlord’s managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A:VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and authorized to do business in the State of California; (iv) be primary insurance such that any insurance carried by Landlord is excess and is non-contributing with the Property, Commercial General Liability, and Umbrella insurance required of Tenant; and (v) provide that said insurance shall not be canceled unless thirty (30) days’ prior written notice has been given to Tenant (who shall then promptly provide notice thereof to Landlord and any mortgagee of Landlord) (unless such cancellation is the result of non-payment of premiums). Tenant shall deliver said certificates of insurance to Landlord on or before the Lease Commencement Date and at least five (5) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5         Subrogation. Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property or business interruption loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies do now, or shall, contain the waiver of subrogation.

10.6         Additional Insurance Obligations. From and after the first five (5) years of the Lease Term, Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 (provided that Tenant shall not be required to carry any other types of insurance coverage), as may be reasonably requested by Landlord or Landlord’s lender, but in no event in excess of the amounts of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

11.            DAMAGE AND DESTRUCTION

11.1         Repair of Damage. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty (“Casualty”). If the Premises or any Common Areas or other portions of the Project serving or providing access to the Premises shall be damaged by Casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas and portions of the Project. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas and Project prior to the Casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises shall not be materially impaired. Subject to the terms of Section 11.2, below, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a “Landlord Repair Notice,” as that term is defined in Section 11.2 below, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Tenant shall in addition cooperate with requests for information regarding any repairs from Landlord’s insurer(s) by providing the requested information within ten (10) days after Tenant receives the request. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such Casualty shall have damaged the Premises or Common Areas or portions of the Project necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith. Notwithstanding any contrary provision of this Article 11, the parties hereby agree as follows: (i) the closure of the Project, the Building, the Common Areas, or any part thereof to protect public health shall not constitute a Casualty for purposes of this Lease, (ii) Casualty covered by this Article 11 shall require that the physical or structural integrity of the Premises, the Project, the Building, or the Common Areas is degraded as a direct result of such occurrence, and (iii) a Casualty under this Article 11 shall not be deemed to occur merely because Tenant is unable to productively use the Premises in the event that the physical and structural integrity of the Premises is undamaged.

11.2         Landlord’s Option to Repair. Upon the occurrence of any damage to the Premises, Landlord may, at Landlord’s option, deliver a notice (the “Landlord Repair Notice”) to Tenant, and upon receipt of a Landlord Repair Notice Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier (including by taking into account any deductible or self-insured retention), as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by Casualty, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies (unless such shortfall is a result of Landlord’s failure to maintain the insurance that Landlord is required to maintain pursuant to Section 10.2 above); (iv) material damage occurs during the last twelve (12) months of the Lease Term; or (v) any owner of any other portion of the Project, other than Landlord or an affiliate of Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced (or are not in fact completed within two hundred seventy (270) days after the date of discovery of the damage), Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, or within thirty (30) days after such repairs are not timely completed, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by Casualty was not caused by the gross negligence or intentional misconduct of Tenant; (b) no Event of Default has occurred and is continuing; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the damaged portion of the Premises for the Permitted Use.

11.3         Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

12.          NONWAIVER. No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13.          CONDEMNATION. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred twenty (120) days, Tenant shall have the option to terminate this Lease effective on not less than ninety (90) days prior written notice or, if sooner as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. Notwithstanding any contrary provision of this Lease, the following governmental actions shall not constitute a taking or condemnation, either permanent or temporary: (i) an action that requires Tenant’s business or the Building or Project to close during the Lease Term, and (ii) an action taken for the purpose of protecting public safety (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation), and no such governmental actions shall entitle Tenant to any compensation from Landlord or any authority, or Rent abatement or any other remedy under this Lease.

14.           ASSIGNMENT AND SUBLETTING

14.1         Transfers. Except in connection with a Permitted Transfer (defined below), Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute an Event of Default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord, provided that such fees shall not exceed Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) for any such Transfer in the ordinary course of business. For purposes of this Lease, “in the ordinary course of business” shall include, without limitation, the review of documents on no more than three (3) occasions in connection with any particular Transfer. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not: (a) make a Transfer to an entity in which, under the Internal Revenue Code of 1986, as amended (the “Code”), any entity that directly or indirectly owns Landlord and is qualified as a real estate investment trust (a “REIT Owner”) owns, directly, indirectly or by applying constructive ownership rules set forth in Section 856(d)(5) of the Code, a ten percent (10%) or greater interest; or (ii) make any Transfer or other action under Section 14.8, below, in a manner that would cause any portion of the amounts received by Landlord pursuant hereto to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code.

14.2         Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space by assignment or sublease to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1          The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project (as reasonably determined by Landlord);

14.2.2          The Transferee is either a governmental agency or instrumentality thereof;

14.2.3          In connection with an assignment of Tenant’s entire interest under this Lease, the Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the assignment of this Lease on the date consent is requested; or

14.2.4          Such Transfer would cause a REIT Owner to be in violation of applicable Code requirements for it to maintain status as a “real estate investment trust” under Sections 856 through 860 of the Code or would violate any provision of this Section 14.1; or

14.2.5          The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3         Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, and after deducting the expenses incurred by Tenant for (i) any changes, alterations, or improvements to the Premises in connection with the Transfer, (ii) any free base rent or other economic concessions reasonably provided to the Transferee, (iii) any reasonable legal fees and brokerage commissions incurred by Tenant in connection with the Transfer, and (iv) any amounts payable to Landlord under Section 14.1 above (collectively, the “Transfer Costs”). The “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer. No Transfer Premium shall be payable in connection with any Permitted Transfer.

14.4          Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14 (except that Landlord shall have no recapture rights for any Permitted Transfer), in the event Tenant contemplates a Transfer which, together with all prior Transfers then remaining in effect, would cause fifty percent (50%) or more of the Premises to be Transferred for more than fifty percent (50%) of the then remaining Lease Term (taking into account any extension of the Lease Term which has irrevocably exercised by Tenant), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space (except that Tenant may, within five (5) days of Tenant’s receipt of Landlord’s election to recapture, rescind the Intention to Transfer Notice by written notice to Landlord, in which case the Intention to Transfer Notice shall be deemed void ab initio and the Lease shall continue in full force and effect). Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such twenty (20) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period for reasons other than delays in Landlord’s consent to same (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer (other than a Permitted Transfer), as provided above in this Section 14.4.

14.5          Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer (no more than once in any twelve (12) month period), and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6         Additional Transfers. For purposes of this Lease, subject to Section 14.8 below, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7          Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If an Event of Default by Tenant has occurred and is continuing, Landlord is hereby irrevocably authorized, as Tenant’s agent, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Event of Default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8          Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock, membership or other) of Tenant, (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant, or (iv) a sale of interests (partnership, stock, membership or other) in Tenant in connection with either a bona-fide financing for the benefit of the Tenant or an initial public offering of Tenant’s stock on a nationally-recognized stock exchange (collectively, a “Permitted Transferee” and such transfer shall be a “Permitted Transfer”), shall not be deemed a Transfer under this Article 14, provided that (A) following execution Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such affiliate, (B) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (C) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, and (D) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease. An assignee of Tenant’s entire interest that is also a Permitted Transferee may also be known as a “Permitted Assignee”. “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty- one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. No such permitted assignment or subletting shall serve to release Tenant from any of its obligations under this Lease.

15.            SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1         Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2         Removal of Tenant Personal Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.3         Environmental Assessment. In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least one hundred twenty (120) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an environmental Assessment of the Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to Landlord (pursuant to a contract approved by Landlord and providing that Landlord can rely on the Environmental Assessment), which (i) evidences that the Premises are in a clean and safe condition and free and clear of any Hazardous Materials for which Tenant has responsibility under this Lease; and (ii) includes a review of the Premises by an environmental consultant for asbestos, mold, fungus, spores, and other moisture conditions, on-site chemical use, and lead-based paint. If such Environmental Assessment reveals that remediation or Clean-up is required under any Environmental Laws in connection with any Hazardous Materials for which Tenant has responsibility under this Lease, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and Clean-up, as more particularly provided in Section 5.3, above.

15.4         Condition of the Building and Premises Upon Surrender. In addition to the above requirements of this Article 15, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, surrender the Premises and Building such that the same are in compliance with all applicable laws and with Tenant having complied with all of Tenant’s obligations under this Lease, including those relating to improvement, repair, maintenance, compliance with law, testing and other related obligations of Tenant set forth in Article 7 of this Lease. In the event that the Building and Premises shall be surrendered in a condition which does not comply with the terms of this Section 15.4, because Tenant failed to comply with its obligations set forth in Lease, then following thirty (30) days’ notice to Tenant, during which thirty (30) day period Tenant shall have the right to cure such noncompliance, Landlord shall be entitled to expend all reasonable costs in order to cause the same to comply with the required condition upon surrender and Tenant shall immediately reimburse Landlord for all such costs upon notice and Tenant shall be deemed during the period that Tenant or Landlord, as the case may be, perform obligations relating to any Alterations or improvements which are subject to removal pursuant to the terms of this Lease, to be in holdover under Article 16 of this Lease.

16.           HOLDING OVER. If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term. In either case, Rent shall be payable at a monthly rate equal to (i) one hundred twenty-five percent (125%) of the Rent applicable during the last rental period of the Lease Term under this Lease for the first two (2) months following the expiration or earlier termination of this Lease, and (ii) one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease thereafter. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within thirty (30) days following the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

17.           ESTOPPEL CERTIFICATES. Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term (but not more than once in any calendar year unless in connection with the sale or proposed sale, or the financing/refinancing, of the Project or any portion thereof), Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

18.           SUBORDINATION. Landlord hereby represents and warrants to Tenant that the Project is not currently subject to any ground lease, or to the lien of any mortgage or deed of trust as of the date of this Lease. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. The subordination of this Lease to any future ground or underlying leases of the Building or Project or to the lien of any mortgage, trust deed or other encumbrances, shall be subject to Tenant’s receipt of a commercially reasonable subordination, non-disturbance, and attornment agreement in favor of Tenant. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such commercially reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

19.           DEFAULTS; REMEDIES

19.1         Events of Default. The occurrence of any of the following beyond the notice and cure periods provided in this Lease shall constitute a default of this Lease by Tenant (each, an “Event of Default”):

19.1.1            Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice (provided that, with respect to the first late payment of Rent during any twelve (12) month period, Tenant shall be entitled to a period of five (5) business days after written notice by Landlord to Tenant that such amount is past due before such late payment of Rent shall constitute a default of this Lease by Tenant); or

19.1.2            Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, no Event of Default Tenant shall be deemed to have occurred if Tenant diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3            Abandonment (as defined by applicable laws) of all or a substantial portion of the Premises by Tenant; or

19.1.4            The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than four (4) business days after notice from Landlord.

Any notices to be provided by Landlord under this Section 19.1 shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the Code of Civil Procedure, and may be served on Tenant in the manner allowed for service of notices under this Lease.

19.2         Remedies Upon Default. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1          Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)            The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii)            The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)           The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)           Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v)            At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2          Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3          Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3         Subleases of Tenant. If Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4         Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5         Landlord Default.

19.5.1          General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2          Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance, remediation or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises to the extent required by this Lease, each as a direct result of Landlord’s negligence or willful misconduct (and except to the extent such failure is caused in whole or in part by the action or inaction of Tenant) (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for seven (7) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”) and Landlord does not diligently commence and pursue to completion the remedy of such Abatement Event, then the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation, if any, to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not effectively conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises and Tenant’s obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 5, 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 5, 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

20.            COVENANT OF QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

21.            LETTER OF CREDIT.

21.1         Delivery of Letter of Credit. Tenant shall deliver to Landlord, concurrently with Tenant’s execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount set forth in Section 8 of the Lease Summary (the “L-C Amount”), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area office which will negotiate a letter of credit or will accept draw requests by facsimile, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a rating from Standard and Poors Corporation of A- or better (or any equivalent rating thereto from any successor or substitute rating service selected by Lessor) and a letter of credit issuer rating from Moody’s Investor Service of A3 or better (or any equivalent rating thereto from any successor rating agency thereto)) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Exhibit H, attached hereto. Landlord agrees that Silicon Valley Bank is acceptable as the Bank as of the date of this Lease. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than sixty (60) days after the expiration of the Lease Term as the same may be extended, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, and has not been paid within applicable notice and cure periods (or, if Landlord is prevented by law from providing notice, within the period for payment set forth in the Lease), or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code that is not dismissed within thirty (30) days, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, and Tenant has not provided a replacement L-C that satisfies the requirements of this Lease at least thirty (30) days prior to such expiration, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank’s (other than Silicon Valley Bank) Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 21.1 above), in the amount of the applicable L-C Amount, within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) business days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 21. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 21.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) business day period). Tenant shall be responsible for the payment of any and all Tenant’s and Bank’s costs incurred with the review of any replacement L-C, which replacement is required pursuant to this Section or is otherwise requested by Tenant. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the actual and reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.

21.2         Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event and apply the proceeds of the L-C in accordance with this Article 21, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 21.1(H) above), draw upon the L-C, in part or in whole, in the amount necessary to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the L-C proceeds, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.3         Maintenance of L-C by Tenant. If, as a result of any proper drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. If Tenant exercises its option to extend the Lease Term pursuant to Section 2.2 of this Lease then, not later than thirty (30) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L C or certificate of renewal or extension evidencing the L-C Expiration Date as thirty (30) days after the expiration of the Option Term. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to present the L-C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. In the event Landlord elects to exercise its rights as provided above, (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed. If Landlord draws on the L-C due to Tenant’s failure to timely renew or provide a replacement L-C, such failure shall not be considered a default under this Lease and Landlord shall return such cash proceeds upon Tenant’s presentation of a replacement L-C that satisfies the requirements of this Lease, subject to reasonable satisfaction of any preference risk to Landlord.

21.4         Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) business days after Tenant’s receipt of an invoice from Landlord therefor.

21.5         L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

21.5            Remedy for Improper Drafts. Tenant’s sole remedy in connection with Landlord’s improper draw against the L-C or Landlord’s improper application of any proceeds of sight drafts drawn under the L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that Landlord’s draw against the L-C, application or retention of any proceeds thereof, the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof from the next installment(s) of Base Rent.

22.          COMMUNICATIONS AND COMPUTER LINES. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that Tenant shall obtain Landlord’s prior written consent (not to be unreasonably withheld, conditioned or delayed), use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease. Tenant shall pay all costs in connection therewith. Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant’s sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

23.          SIGNS.

23.1            Exterior Signage. Subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install (i) identification signage on the existing monument sign at the Building, (ii) at the entrance to the Building, and (iii) on the top of the exterior façade of the Building (collectively, “Tenant Signage”); provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.3, of this Lease. All such signage shall be subject to Tenant’s obtaining all required governmental approvals. All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance. Except for maintenance, cleaning or other costs related to upkeep required by Landlord under this Lease (to the extent not included as Operating Expenses in Article 4, above), Landlord shall not charge any fee for the right to use the Tenant’s Signage. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant’s sole cost and expense. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining terms and conditions of this Lease shall be unaffected.

23.2            Objectionable Name. Tenant’s Signage shall not include a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”). The parties hereby agree that the following names, or any reasonable derivation thereof, shall be deemed not to constitute an Objectionable Name: “Alumis Inc.” or “Alumis”.

23.3            Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4            Termination of Right to Tenant’s Signage. The rights contained in this Article 23 shall be personal to Original Tenant and its Approved Assignee or Permitted Assignee, and may only be exercised and maintained by such parties (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) to the extent (x) there is not an Event of Default that is continuing and (y) if they occupy the entire Premises (occupying by a subtenant as a result of a Permitted Transfer shall be deemed occupancy of the entire Premises).

24.          COMPLIANCE WITH LAW. Landlord shall comply with all applicable laws relating to the Base Building and Common Areas, provided that compliance with such applicable laws is not the responsibility of Tenant under this Lease, and provided further that, as between Landlord and Tenant, Landlord shall not be deemed to be in default of the Lease as a result of the failure to comply with any applicable laws unless Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, would materially affect the safety of Tenant’s employees or create a material health hazard for Tenant’s employees, would prevent or unreasonably interfere with Tenant’s access to the Premises or use of the Premises for the conduct of Tenant’s business, or would otherwise result in any material cost or liability to Tenant. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other rule, directive, order, regulation, guideline or requirement of any governmental entity or governmental agency (the “Applicable Laws”) now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures (except to the extent such are Landlord’s responsibility under this Lease) (including the making of any alterations to the Premises required by such governmental measures) which relate to (i) Tenant’s use of the Premises, (ii) the Alterations or the Tenant Improvements in the Premises, or (iii) the “Base Building” (which shall include the Building Structure, and the public restrooms, elevators, exit stairwells and the Building Systems located in the internal core of the Buildings on the floor or floors on which the Premises is located), but, as to the Base Building, only to the extent such obligations are triggered by Tenant’s Alterations, the Tenant Improvements, or Tenant’s specific use of the Premises (as opposed to general occupancy for the Permitted Use). Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Building and Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24 as being Tenant’s express responsibility. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp approved in advance by Landlord; and (b) pursuant to Article 24 below, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord’s option, either perform such repairs at Tenant’s sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

25.           LATE CHARGES. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by Applicable Law.

26.          LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT.

26.1            Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2            Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s Events of Default pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all reasonable expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27.          ENTRY BY LANDLORD. Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then Applicable Law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s use of or access to the Premises in connection with any such entry, and shall comply with Tenant’s reasonable security measures. Landlord shall hold confidential any information regarding Tenant’s business that it may learn as a result of such entry.

28.          TENANT PARKING. Tenant shall have the right to use the amount of parking set forth in Section 9 of the Summary, in the on-site and/or off-site, as the case may be, parking facility (or facilities) which serve the Project at no cost throughout the Lease Term, as may be extended. Tenant shall abide by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and shall cooperate in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities.

29.          MISCELLANEOUS PROVISIONS.

29.1            Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2            Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant in violation of the provisions of Article 14 of this Lease.

29.3            No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4            Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5            Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability accruing under this Lease after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations accruing hereunder after the date of transfer provided that the transferee shall have fully assumed in writing and agreed to be liable for all obligations of this Lease to be performed by Landlord, including the return of any security deposit following the date of the transfer, and Tenant shall attorn to such transferee.

29.6            Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7            Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8            Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9            Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10          Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11          Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12          No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13          Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. No Landlord Parties (other than Landlord) shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the premises and any and all income derived or derivable therefrom. Similarly, notwithstanding any contrary provision herein, except and then only to the extent as set forth in Article 16 above, neither Tenant nor the Tenant Parties shall be liable under any circumstances for injury or damage to, or interference with, Landlord’s business, including but not limited to, loss of profits, loss of rents or other revenues (other than amounts due under this Lease), loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14          Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15          Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16          Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, Casualty, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, declarations or quarantines by a governmental entity or health organization (including, without limitation, any shelter-in-place orders, stay at home orders or any restrictions on travel related thereto that preclude Tenant, its agents, contractors or its employees from accessing the Premises, national or regional emergency), breaches in cybersecurity, and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (i) foreseeable or unforeseeable or (ii) related to the specifically enumerated events in this paragraph (collectively, a “Force Majeure”), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage. If this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Notwithstanding anything to the contrary in this Lease, no event of Force Majeure shall (i) excuse Tenant’s obligations to pay Rent and other charges due pursuant to this Lease, (ii) be grounds for Tenant to abate any portion of Rent due pursuant to this Lease, or entitle either party to terminate this Lease, except as allowed pursuant to Articles 11 and 13 of this Lease, (iii) excuse Tenant’s obligations under Articles 5 and 24 of this Lease.

29.17          Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18          Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) upon receipt if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made (or refused), or (iv) the date personal delivery is made (or refused). As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

PG VII 280 East Grand, LLC
c/o Healthpeak Properties, Inc.
5050 S Syracuse St. #800
Denver, CO 80237
Attn: Legal Department

with a copy to:

Healthpeak Properties, Inc.
1920 Main Street, Suite 1200
Irvine, CA 92614
Attention: Scott Bohn

and

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.

29.19        Joint and Several. If there is more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20        Authority. If Tenant is a corporation, trust or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. If requested by Landlord, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in the State of California.

29.21        Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22        Governing Law; WAIVER OF TRIAL BY JURY; JUDICIAL REFERENCE.

29.22.1            Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California. In any action or proceeding arising herefrom, Landlord and Tenant hereby consent to (i) the jurisdiction of any competent court within the State of California, and (ii) service of process by any means authorized by California law.

29.22.2            WAIVER OF TRIAL BY JURY. IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.22.3            Judicial Reference. If the jury waiver provisions of this Section 29.22 are not enforceable under California law, then the following provisions shall apply. it is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 29.21 above. the venue of the proceedings shall be in the county in which the Premises are located. Within ten (10) days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 29.22, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such ten (10) day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the referee sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from JAMS, the American Arbitration Association or similar mediation/arbitration entity. the proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages which are not permitted by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages. The parties shall be entitled to conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California law. the reference proceeding shall be conducted in accordance with California law (including the rules of evidence), and in all regards, the referee shall follow California law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Section 29.22. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than six (6) months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within nine (9) months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the Superior Court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. the parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Section 29.22 shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the code of civil procedure and/or applicable court rules.

29.23            Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24            Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term. Landlord shall pay the Broker a commission pursuant to a separate written agreement.

29.25        Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26        Project or Building Name, Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27        Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28        Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s consultants, attorneys, debt and equity investors, banks, and service contractors (i.e. architect and contractor), property managers and employees that have a need to know such information, including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is required by applicable law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers, lenders, assignees, or subtenants, subject to any such parties’ written agreement to be bound to confidentiality obligations consistent with this Section 29.28.

29.29        Development of the Project.

29.29.1        Subdivision. Landlord reserves the right to subdivide all or a portion of the Project, buildings and Common Areas. Tenant agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of portions of the Project, or any buildings and/or Common Areas, by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant’s payment of Tenant’s Share of Direct Expenses.

29.29.2        Construction of Property and Other Improvements. Tenant acknowledges that (i) portions of the Project may be under construction following Tenant’s occupancy of the Premises, including the demolition of existing buildings, and construction of additional Project buildings, parking areas and structures, and other improvements, and (ii) that such work may result in levels of noise, dust, obstruction of access, etc. which are substantially in excess of that present in a fully constructed project, including erecting scaffolding or other necessary structures in the Project, and limiting or eliminating access to portions of the Project, including portions of the Common Areas. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such work, and agrees that neither Landlord nor any affiliate of Landlord shall have any responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from such work; provided, however, in undertaking any such construction, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and enjoyment of the Premises, Tenant’s access to the Premises, or any other rights Tenant has under this Lease.

29.30        No Violation. Each party hereby warrants and represents to the other party that neither its execution of nor performance under this Lease shall cause it to be in violation of any agreement, instrument, contract, law, rule or regulation by which it is bound, and it shall protect, defend, indemnify and hold the other party harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from its breach of this warranty and representation.

29.31        Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.32        Payment under Protest. If Tenant in good faith disputes any amounts billed by Landlord, other than (i) Base Rent, (ii) Additional Allowance Monthly Rent, or (iii) Tenant’s Share of Direct Expenses (as to which Tenant may exercise its rights under Section 4.6, above), Tenant may make payment of such amounts under protest, and reserve all of its rights with respect to such amounts (the “Disputed Amounts”). Landlord and Tenant shall meet and confer to discuss any Disputed Amounts and attempt, in good faith, to resolve any particular dispute. If, despite such good faith efforts, Landlord and Tenant are unable to reach agreement regarding the Disputed Amounts, either party may submit the matter to binding arbitration under the JAMS Streamlined Arbitration Rules & Procedures. The non-prevailing party, as determined by JAMS, will be responsible to pay all fees and costs incurred in connection with the JAMS procedure, as well as all other costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party. This Section 29.32 shall not apply to claims relating to Landlord’s exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant’s right of possession to the Premises.

29.33        Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering. Neither Tenant nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to or during the Lease Term, will become a person or entity with whom U.S. persons or entities are restricted from doing business under (a) the Patriot Act (as defined below), (b) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including any “blocked” person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC’s Specially Designated Blocked Persons List) or (c) any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively, “Prohibited Persons”). Prior to and during the Lease Term, Tenant, and to Tenant’s knowledge, its employees and any person acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws. Tenant is not entering into this Lease, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. As used herein, “Patriot Act” shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and all other statutes, orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act.

29.34        No Discrimination. Tenant herein covenants by and for itself, its successors and assigns, and all persons claiming under or through them, and the Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or groups of persons on account of sex, sexual orientation, marital status, race, color, creed, religion, national origin or ancestry in the leasing, subleasing, renting, transferring, use, occupancy, tenure or enjoyment of the land herein leased, nor shall Tenant itself, or any person claiming under it or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subleases, subtenants or vendees in the land here in leased.

29.35        Good Faith. Except (i) for matters for which there is a standard of consent or discretion specifically set forth in this Lease; (ii) matters which could have an adverse effect on the Building Structure or the Building Systems, or which could affect the exterior appearance of the Building, or (iii) matters covered by Article 4 (Additional Rent), or Article 19 (Defaults; Remedies) of this Lease (collectively, the “Excepted Matters”), any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld or delayed, and, except with regard to the Excepted Matters, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

29.36        Tenant Financing. Tenant shall be permitted to finance its personal property, equipment, facilities, fixtures, and other alterations located in the Premises. Upon Tenant’s request, and at Tenant’s expense, Landlord shall enter into a Landlord’s waiver and consent with Tenant’s lender on Landlord’s standard form (subject to commercially reasonable revisions).

29.37        Signatures. The parties hereto consent and agree that this Lease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Lease using electronic signature technology, by clicking “SIGN”, such party is signing this Lease electronically, and (2) the electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

[Signatures on next page.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:		TENANT:

PG VII 280 EAST GRAND, LLC,		ALUMIS INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Scott Bohn	By:	/s/ Martin Babler
Scott Bohn		Martin Babler
Print Name		Print Name

Its:	Executive Vice President	Its:	President and CEO

By:

Print Name

Its:

Sara Klein

John Schroer

EXHIBIT A

BRITANNIA POINTE GRAND LIFE SCIENCE CENTER

OUTLINE OF PREMISES

EXHIBIT A -1-

280 EAST GRAND AVE

EXISTING LAYOUT - LEVEL 2

14 JUNE 2022

Healthpeak® PROPERTIES

DGA

EXHIBIT A -2-

EXHIBIT A-1

BRITTANNIA POINTE GRAND LIFE SCIENCE CENTER

PROJECT SITE PLAN

EXHIBIT A-1 -1-

EXHIBIT B

BRITANNIA POINTE GRAND LIFE SCIENCE CENTER

TENANT WORK LETTER

1.             Defined Terms. As used in this Tenant Work Letter, the following capitalized terms have the following meanings:

(a)        Approved TI Plans: Plans and specifications prepared by the applicable Architect for the Tenant Improvements and approved by Landlord and Tenant in accordance with Paragraph 2 of this Tenant Work Letter, subject to further modification from time to time to the extent provided in and in accordance with such Paragraph 2.

(b)        Architect: An independent architect selected by Landlord in its reasonable discretion, with respect to any Tenant Improvements which Landlord is to cause to be constructed pursuant to this Tenant Work Letter.

(c)        Tenant Change Request: See definition in Paragraph 2(d)(ii) hereof.

(d)        Final TI Working Drawings: See definition in Paragraph 2(a) hereof.

(e)        General Contractor: An independent general contractor reasonably selected by Landlord with respect to Landlord’s TI Work. Tenant shall have no right to direct or control such General Contractor.

(f)        Landlord Caused Delay. Actual delays to the extent resulting from the acts or omissions of Landlord including, but not limited to failure of Landlord to comply with the Time Deadlines, or to otherwise timely approve or disapprove any plans or specifications as required by this Tenant Work Letter, where such delay continues for more than three (3) business days after Landlord’s receipt of written notice from Tenant specifying the same.

(f)        Landlord’s TI Work: Any Tenant Improvements which Landlord is to construct or install pursuant to this Tenant Work Letter or by mutual agreement of Landlord and Tenant from time to time.

(g)        Project Manager. Project Management Advisors, Inc., or any other project manager designated by Landlord in its reasonable discretion from time to time to act in a supervisory, oversight, project management or other similar capacity on behalf of Landlord in connection with the design and/or construction of the Tenant Improvements.

(h)        Punch List Work: Minor corrections of construction or decoration details, and minor mechanical adjustments, that are required in order to cause any applicable portion of the Tenant Improvements as constructed to conform to the Approved Plans in all material respects and that do not materially interfere with Tenant’s use or occupancy of the Building and the Premises.

(i)        Substantial Completion Certificate: See definition in Paragraph 3(a) hereof. “Substantially Complete” shall mean that the Tenant Improvements have been substantially completed in accordance with this Tenant Work Letter and a Substantial Completion Certificate issued.

(j)        Tenant Delay: Any of the following types of delay in the completion of construction of Landlord’s TI Work (but in each instance, only to the extent that any of the following has actually and proximately caused substantial completion of Landlord’s TI Work to be delayed):

(i)        Any delay resulting from Tenant’s failure to furnish, in a timely manner, information reasonably requested by Landlord or by Landlord’s Project Manager in connection with the design or construction of Landlord’s TI Work, or from Tenant’s failure to approve in a timely manner any matters requiring approval by Tenant, where such failure continues for more than three (3) business days after Tenant’s receipt of written notice from Landlord specifying same;

EXHIBIT B -1-

(ii)        Any delay resulting from Tenant Change Requests initiated by Tenant, including any delay resulting from the need to revise any drawings or obtain further governmental approvals as a result of any such Tenant Change Request (unless Tenant timely abandons the Tenant Change Request upon learning of the potential delay); or

(iii)        Any delay caused by Tenant (or Tenant’s contractors, agents or employees) materially interfering with the performance of Landlord’s TI Work, provided that Landlord shall have given Tenant prompt notice of such material interference and Tenant shall thereafter fail to remedy same within three (3) business days.

(iv)        Any delay caused by Tenant’s failure to comply with the Time Deadlines (including any value engineering by Tenant outside of the Value Engineering Period).

(k)       Tenant Improvements: The improvements to or within the Building shown on the Approved Plans from time to time and to be constructed by Landlord pursuant to the Lease and this Tenant Work Letter. The term “Tenant Improvements” does not include the improvements existing in the Building and Premises at the date of execution of the Lease.

(l)        Time Deadlines: The applicable dates for approval of items, plans and drawings as described in this Tenant Work Letter are set forth and further elaborated upon in Schedule 1 attached hereto (the “Time Deadlines”), attached hereto. Tenant agrees to comply with the Time Deadlines. Applicable dates applicable to Tenant set forth in the Time Deadlines shall be extended to the extent Tenant’s performance is delayed by any “Landlord Caused Delay”.

(l)        Unavoidable Delays: Delays due to acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, inability (despite the exercise of due diligence) to obtain supplies, materials, fuels or permits, or other causes or contingencies (excluding financial inability) beyond the reasonable control of Landlord or Tenant, as applicable.

(m)      Capitalized terms not otherwise defined in this Tenant Work Letter shall have the definitions set forth in the Lease.

2.             Plans and Construction. Landlord and Tenant shall comply with the procedures set forth in this Paragraph 2 in preparing, delivering and approving matters relating to the Tenant Improvements.

(a)       Approved Plans and Working Drawings for Tenant Improvements. On or before the date set forth in Schedule 1 attached hereto, Tenant shall cause to be prepared and delivered to Landlord for approval (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord) proposed schematic plans and outline specifications for the Tenant Improvements. Following mutual approval of such proposed schematic plans and outline specifications by Landlord and by Tenant (as so approved, the “Approved Schematic Plans”), Tenant shall then cause to be prepared, promptly and diligently (assuming timely delivery by Landlord of any information and decisions required to be furnished or made by Landlord in order to permit preparation of final working drawings, all of which information and decisions Landlord will deliver promptly and with reasonable diligence), and delivered to Landlord for approval (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord) final detailed working drawings and specifications for the Tenant Improvements, including (without limitation) any applicable life safety, mechanical, electrical and plumbing working drawings and final architectural drawings (collectively, “Final TI Working Drawings”), which Final TI Working Drawings shall substantially conform to the Approved Schematic Plans, and shall, in any event, be delivered to Landlord on or before the applicable date set forth in Schedule 1 attached hereto. Upon receipt from Tenant of proposed schematic plans and outline specifications, proposed Final TI Working Drawings, any other plans and specifications, or any revisions or resubmittals of any of the foregoing, as applicable, Landlord shall promptly and diligently (and in all events within 10 days after receipt in the case of an initial submittal of schematic plans and outline specifications or proposed Final TI Working Drawings, and within 7 days after receipt in the case of any other plans and specifications or any revisions or resubmittals of any of the foregoing) either approve such proposed schematic plans and outline specifications or proposed Final TI Working Drawings, as applicable, or set forth in writing with particularity any changes necessary to bring the aspects of such proposed schematic plans and outline specifications or proposed Final TI Working Drawings into a form which will be reasonably acceptable to Landlord. Upon approval of the Final TI Working Drawings by Landlord and Tenant, the Final TI Working Drawings shall constitute the “Approved TI Plans,” superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Approved Schematic Plans.

EXHIBIT B -2-

(b)             Cost of Improvements. “Cost of Improvement” shall mean, with respect to any item or component for which a cost must be determined in order to allocate such cost, or an increase in such cost, to Tenant pursuant to this Tenant Work Letter, the sum of the following (unless otherwise agreed in writing by Landlord and Tenant with respect to any specific item or component or any category of items or components): (i) all sums paid to contractors or subcontractors for labor and materials furnished in connection with construction of such item or component; (ii) all costs, expenses, payments, fees and charges (other than penalties) paid to or at the direction of any city, county or other governmental or quasi-governmental authority or agency which are required to be paid in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to construction of such item or component; (iii) engineering and architectural fees for services rendered in connection with the design and construction of such item or component (including, but not limited to, the TI Architect for such item or component and an electrical engineer, mechanical engineer and civil engineer, if applicable); (iv) sales and use taxes; (v) testing and inspection costs; (vi) the cost of power, water and other utility facilities and the cost of collection and removal of debris required in connection with construction of such item or component; (vii) costs for builder’s risk insurance; and (viii) all other “hard” and “soft” costs incurred in the construction of such item or component in accordance with the Approved TI Plans (if applicable) and this Tenant Work Letter; provided that the Cost of Improvements shall not include any internal or third-party costs incurred by Landlord.

(c)             Construction of Landlord’s TI Work. All bids will be opened together with Landlord selecting the general contractor to construct the Tenant Improvements. Tenant shall have the right to value engineer the proposed Tenant Improvements before the final bid is selected during the thirty (30) day period after receipt of bids (the “Value Engineering Period”). Any delays resulting from value engineering that occurs outside of the Value Engineering Period shall be deemed a Tenant Delay. If Tenant desires to cause the bids to be value engineered pursuant to the foregoing, Tenant shall notify Landlord within twenty-four (24) hours of receipt of Landlord’s determination of the value engineered bids. Tenant shall also have the right to approve all subcontractors engaged by the General Contractor, which subcontractors shall be competitively bid and which approval shall not be unreasonably withheld, conditioned or delayed. Following completion of the Approved TI Plans, Landlord shall apply for and use reasonable efforts to obtain the necessary permits and approvals to allow construction of all Tenant Improvements. Upon receipt of such permits and approvals, Landlord shall, at Tenant’s expense (subject to Landlord’s payment of the Tenant Improvement Allowance), construct and complete the Tenant Improvements substantially in accordance with the Approved TI Plans, subject to Unavoidable Delays and Tenant Delays (if any). Such construction shall be performed in a neat, good and workmanlike manner and shall materially conform to all applicable laws, rules, regulations, codes, ordinances, requirements, covenants, conditions and restrictions applicable thereto in force at the time such work is completed.

(d)             Changes.

(i)             If Landlord determines at any time that changes in the Final TI Working Drawings or in any other aspect of the Approved TI Plans relating to any item of Landlord’s TI Work are required as a result of applicable law or governmental requirements, or are required at the insistence of any other third party whose approval may be required with respect to the Tenant Improvements, or are required as a result of unanticipated conditions encountered in the course of construction, then Landlord shall promptly (A) advise Tenant of such circumstances and (B) at Tenant’s sole cost and expense, subject to Landlord’s payment of the Tenant Improvement Allowance or Additional Tenant Improvement Allowance (as applicable), cause revised Final TI Working Drawings to be prepared by the Architect and submitted to Tenant, for Tenant’s information.

EXHIBIT B -3-

(ii)             If Tenant at any time desires any changes, alterations or additions to the Final TI Working Drawings, Tenant shall submit a detailed written request to Landlord specifying such changes, alterations or additions (a “Tenant Change Request”). Upon receipt of any such request, Landlord shall promptly notify Tenant of (A) whether the matters proposed in the Tenant Change Request are approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord), (B) Landlord’s estimate of the number of days of delay, if any, which shall be caused in the construction of the Tenant Improvements by such Tenant Change Request if implemented (including, without limitation, delays due to the need to obtain any revised plans or drawings and any governmental approvals), and (C) Landlord’s estimate of the increase, if any, which shall occur in the cost of construction of the Tenant Improvements affected by such Tenant Change Request if such Tenant Change Request is implemented (including, but not limited to, any costs of compliance with laws or governmental regulations that become applicable because of the implementation of the Tenant Change Request). If Landlord approves the Tenant Change Request and Tenant notifies Landlord in writing, within three (3) business days after receipt of such notice from Landlord, of Tenant’s approval of the Tenant Change Request (including the estimated delays and cost increases, if any, described in Landlord’s notice), then Landlord shall cause such Tenant Change Request to be implemented and Tenant shall be responsible for all actual costs or cost increases resulting from or attributable to the implementation of the Tenant Change Request, and any delays resulting therefrom shall be deemed to be a Tenant Delay (subject to Landlord’s payment of the Tenant Improvement Allowance or Additional Tenant Improvement Allowance (as applicable)). If Tenant fails to notify Landlord in writing of Tenant’s approval of such Tenant Change Request within said three (3) business day period, then such Tenant Change Request shall be deemed to be withdrawn and shall be of no further effect.

(e)             Project Management. Unless and until revoked by Landlord by written notice delivered to Tenant, Landlord hereby (i) delegates to Project Manager the authority to exercise all approval rights, supervisory rights and other rights or powers of Landlord under this Tenant Work Letter with respect to the design and construction of the Tenant Improvements, and (ii) requests that Tenant work with Project Manager with respect to any logistical or other coordination matters arising in the course of construction of the Tenant Improvements, including monitoring Tenant’s compliance with its obligations under this Tenant Work Letter and under the Lease with respect to the design and construction of the Tenant Improvements. Tenant acknowledges the foregoing delegation and request, and agrees to cooperate reasonably with Project Manager as Landlord’s representative pursuant to such delegation and request. Tenant shall pay the fees and charges of Project Manager for such services at Tenant’s sole expense, which may be deducted from the Tenant Improvement Allowance. Such fees shall be equal to 2.65% of the cost of any of Landlord’s TI Work funded by the Tenant Improvement Allowance or any Additional Tenant Improvement Allowance, and 2% of costs of Landlord’s TI Work in excess of the Tenant Improvement Allowance and Additional Tenant Improvement Allowance funded by Tenant.

3.             Completion.

(a)             When Landlord receives written certification from Architect that construction of the Tenant Improvements in the Building has been completed in accordance with the Approved TI Plans (except for Punch List Work), Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Architect (the “Substantial Completion Certificate”) (i) certifying that the construction of the Tenant Improvements has been substantially completed in a good and workmanlike manner in accordance with the Approved TI Plans in all material respects, subject only to completion of Punch List Work, and specifying the date of that completion, and (ii) certifying that the Tenant Improvements comply in all material respects with all laws, rules, regulations, codes, ordinances, requirements, covenants, conditions and restrictions applicable thereto at the time of such delivery. Upon receipt by Tenant of the Substantial Completion Certificate and tender of possession of the Premises by Landlord to Tenant, the Tenant Improvements will be deemed delivered to Tenant and “Ready for Occupancy” for all purposes of the Lease (subject to Landlord’s continuing obligations with respect to any Punch List Work, and to any other express obligations of Landlord under the Lease or this Tenant Work Letter with respect to such Tenant Improvements, and any express warranties or obligations of Landlord provided in the Lease).

(b)             Promptly following delivery of the Substantial Completion Certificate for the Tenant Improvements in the Building, Project Manager or other representatives of Landlord shall conduct one or more “walkthroughs” of the Building with Tenant and Tenant’s representatives, to identify any items of Punch List Work that may require correction and to prepare a joint punch list reflecting any such items, following which Landlord shall diligently complete the Punch List Work reflected in such joint punch list. At any time within thirty (30) days after delivery of such Substantial Completion Certificate, Tenant shall be entitled to submit one or more lists to Landlord supplementing such joint punch list by specifying any additional items of Punch List Work to be performed on the applicable Tenant Improvements constituting, and upon receipt of such list(s), Landlord shall diligently complete such additional Punch List Work. The foregoing sentence shall not limit any of Landlord’s express warranty or maintenance obligations in the Lease. Promptly after Landlord provides Tenant with the Substantial Completion Certificate and completes all applicable Punch List Work for the Building, Landlord shall cause the recordation of a Notice of Completion (as defined in the California Civil Code) with respect to the Tenant Improvements.

EXHIBIT B -4-

(c)             All construction, product and equipment warranties and guaranties obtained by Landlord with respect to the Tenant Improvements shall, to the extent reasonably obtainable, include a provision that such warranties and guaranties shall also run to the benefit of Tenant, and Landlord shall cooperate with Tenant in a commercially reasonable manner to assist in enforcing all such warranties and guaranties for the benefit of Tenant. Landlord shall obtain, for the benefit of Tenant, all typical, industry standard manufacturer’s warranties relating to the Tenant Improvements, and, if requested by and paid for by Tenant, any available extended warranties.

(d)             Notwithstanding any other provisions of this Tenant Work Letter or of the Lease, if Landlord is delayed in substantially completing any of the Tenant Improvements as a result of any Tenant Delay, then the Premises shall be deemed to have been Ready for Occupancy on the date the Premises would have been Ready for Occupancy absent such Tenant Delay.

4.             Payment of Costs.

(a)             Tenant Improvement Allowance. Subject to any restrictions, conditions or limitations expressly set forth in this Tenant Work Letter or in the Lease or as otherwise expressly provided by mutual written agreement of Landlord and Tenant, the cost of construction of the Tenant Improvements shall be paid or reimbursed by Landlord up to a maximum amount set forth in Section 5 of the Summary to the Lease (the “Tenant Improvement Allowance”), which amount is being made available by Landlord to be applied towards the Cost of Improvements for the construction of the Tenant Improvements in the Premises, less any reduction in or charge against such amount pursuant to any applicable provisions of the Lease or of this Tenant Work Letter. Tenant shall be responsible, at its sole cost and expense, for payment of the entire Cost of Improvements of the Tenant Improvements in excess of the Tenant Improvement Allowance, including (but not limited to) any costs or cost increases incurred as a result of Tenant Delays, governmental requirements or unanticipated conditions (unless caused by Landlord, and provided that Landlord shall use commercially reasonable efforts to mitigate the cost and timing impact of any of the foregoing), and for payment of any and all costs and expenses relating to any alterations, additions, improvements, furniture, furnishings, equipment, fixtures and personal property items which are not eligible for application of Tenant Improvement Allowance funds under the restrictions expressly set forth below in this paragraph, but Tenant shall be entitled to use or apply the entire Tenant Improvement Allowance toward the Cost of Improvements of the Tenant Improvements (subject to any applicable restrictions, conditions, limitations, reductions or charges set forth in the Lease or in this Tenant Work Letter) prior to being required to expend any of Tenant’s own funds for the Tenant Improvements. The funding of the Tenant Improvement Allowance shall be made on a monthly basis or at other convenient intervals mutually approved by Landlord and Tenant and in all other respects shall be based on such commercially reasonable disbursement conditions and procedures as Landlord, Project Manager and Landlord’s lender (if any) may reasonably prescribe. Notwithstanding the foregoing provisions, under no circumstances shall the Tenant Improvement Allowance or any portion thereof be used or useable by Tenant for any moving or relocation expenses of Tenant, or for any Cost of Improvement (or any other cost or expense) associated with any moveable furniture or trade fixtures, personal property or any other item or element which, under the applicable provisions of the Lease, will not become Landlord’s property and remain with the Building upon expiration or termination of the Lease.

(b)             Additional Tenant Improvement Allowance. In addition to the Tenant Improvement Allowance, Tenant shall have the right to use the “Additional Tenant Improvement Allowance”, as defined in Section 5 of the Summary of the Lease, towards the payment of the costs of the Tenant Improvement Allowance Items. If Tenant desires to use any portion of the Additional Tenant Improvement Allowance, Tenant shall deliver written notice thereof to Landlord. In the event Tenant exercises its right to use all or any portion of the Additional Tenant Improvement Allowance, Tenant shall repay the Additional Tenant Improvement Allowance in equal monthly installments concurrent with Tenant’s payment of the monthly Base Rent for the Premises in an amount equal to the “Additional Allowance Monthly Rent,” as that term is defined below, in order to repay the Additional Tenant Improvement Allowance to Landlord. The “Additional Allowance Monthly Rent” shall be repaid to Landlord as Additional Rent in equal monthly installments throughout the remainder of the initial Lease Term, commencing on the first day of the first full calendar month following the date the Additional Allowance is disbursed to Tenant, at an interest rate equal to eight percent (8%) per annum (the “Additional Allowance Monthly Payment”) until repaid in full. Following the final determination of the Additional Allowance Monthly Rent, Landlord and Tenant will enter into an amendment to the Lease documenting such amount and Tenant’s obligation to pay the same.

EXHIBIT B -5-

5.             No Agency. Nothing contained in this Tenant Work Letter shall make or constitute Tenant as the agent of Landlord.

6.             Tenant Access. Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, Contractor shall allow Tenant access to the Premises approximately thirty (30) days prior to the Substantial Completion of the Landlord’s TI Work for the purpose of Tenant installing equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises and doing business. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall be responsible for the costs of any utilities associated with Tenant’s access to the Premises prior to the Lease Commencement Date. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.

7.             Miscellaneous. All references in this Tenant Work Letter to a number of days shall be construed to refer to calendar days, unless otherwise specified herein. In all instances where Landlord’s or Tenant’s approval is required, if no written notice of disapproval is given within the applicable time period, at the end of that period Landlord or Tenant shall be deemed to have given approval (unless the provision requiring Landlord’s or Tenant’s approval expressly states that non-response is deemed to be a disapproval or withdrawal of the pending action or request, in which event such express statement shall be controlling over the general statement set forth in this sentence) and the next succeeding time period shall commence. If any item requiring approval is disapproved by Landlord or Tenant (as applicable) in a timely manner, the procedure for preparation of that item and approval shall be repeated.

8.             Compliance with Time Deadlines. Tenant shall use commercially reasonable, good faith, efforts and all due diligence to cooperate with the Architect, General Contractor and Landlord to complete all phases of the construction drawings set forth in this Tenant Work Letter and the permitting process and to receive the permits as soon as possible after the execution of this Lease. Tenant and Landlord agree to utilize commercially reasonable efforts to comply with the Time Deadlines. Time is of the essence with respect to each of Tenant’s and Landlord’s obligations pursuant to this Work Letter.

EXHIBIT B -6-

SCHEDULE 1 TO EXHIBIT B
TIME DEADLINES

Tenant Improvement Milestone Schedule

08/15/2022	Start of SD
09/15/2022	Tenant Approval of SD Package (comments on SD due to DGA)
09/15/2022	Tenant Submission of Final Equipment List
09/15/2022	Tenant Submission of Draft HMIS List
10/21/2022	Distribution of DD Package to Tenant for Review/Approval and to GC for budget update
10/25/2022	Tenant Approval of DD Package (comments on DD due to DGA)
10/25/2022	Tenant Submission of Final HMIS List
11/1/2022 – 12/1/22	Value Engineering duration placeholder based on GC budget; if Tenant elects to value engineer during the Value Engineering Period as provided in Section 2(c) of the Tenant Work Letter, then all dates below will be extended by 30 days
12/06/2022	Submission of IFP Package to South San Francisco (Final Working Drawings)
12/062022	Tenant Review of IFF Package (develop comments for Page Turn)
Early Week of 12/19/2022	Page Turn (Ext OAC – date TBD) Pick-up final Alumis comments from IFP review
01/16/2023	Anticipated Start of Construction (32 weeks)
02/27/2023	Anticipated Receipt of Permit from South San Francisco
08/21/2023	Anticipated Substantial Completion (9/21/23 if Tenant elects to value engineer during the Value Engineering Period as provided in Section 2(c) of the Tenant Work Letter)

The dates in this document, including the “Anticipated Substantial Completion” are anticipated - based on the current understanding of the project scope – and could change subject to Tenant-requested Value Engineering, Tenant Change Requests, and/or other Tenant Delays. Permitting durations are estimated and subject to the responsiveness of the City of South San Francisco. We will continue to track progress toward these milestones and provide updates to Alumis.

EXHIBIT B -7-

EXHIBIT C

BRITANNIA POINTE GRAND LIFE SCIENCE CENTER

NOTICE OF LEASE TERM DATES

To:

Re:	Lease dated________,20__between________________________, a _______________ (“Landlord”), and ________________________, a____________________(“Tenant”) concerning Suite _____on floor(s) ______________of the building located at ______________________, California.

Gentlemen:

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on ______________ for a term of _______________ ending on _______________.

2.	Rent commenced to accrue on _____________, in the amount of _____________.

3.	If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to ________________ at _____________.

“Landlord”:

a

By:
Its:

Agreed to and Accepted as
of _________, 200_.

“Tenant”:

a

By:
Its:

EXHIBIT C -1-

EXHIBIT D

BRITANNIA POINTE GRAND LIFE SCIENCE CENTER

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the “Lease”) made and entered into as of _____________, 20__ by and between ______________________________ as Landlord, and the undersigned as Tenant, for Premises consisting of the entire office building located at ____________________, California, certifies as follows:

1.             Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.             The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on _______________, and the Lease Term expires on ______________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.             Base Rent became payable on _______________.

4.             The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.             Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.             All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _____________. The current monthly installment of Base Rent is $__________________.

7.             All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. The Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions, which have not already been provided or paid.

8.             No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease. Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the security deposit is being sought, whether it be a lender, or any of its successors or assigns, has actually received for its own account, as landlord, such security deposit.

9.             As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

10.            Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

EXHIBIT D -1-

11.            To the undersigned’s knowledge, there are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

12.            To the undersigned’s knowledge, Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.

13.            To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at _________________ on the ____ day of ___________, 200_.

“Tenant”:

a

By:
Its:

By:
Its:

EXHIBIT D -2-

EXHIBIT E

BRITANNIA POINTE GRAND LIFE SCIENCE CENTER

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE
FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Tenant Name:

Lease Address:

Lease Type (check correct box – right click to properties):	☐ Primary Lease/Lessee

☐ Sublease from:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0            PROCESS INFORMATION

Describe planned site use, including a brief description of manufacturing processes and/or pilot plants planned for this site, if any.

2.0            HAZARDOUS MATERIALS – OTHER THAN WASTE

Will (or are) non-waste hazardous materials be/being used or stored at this site? If so, continue with the next question. If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property? ☐ Yes ☐ No

[A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.] If YES, check (right click to properties) the applicable correct Fire Code hazard categories below.

☐	Combustible dusts/fibers	☐	Explosives	☐	Flammable liquids
☐	Combustible liquids (e.g., oils)	☐	Compressed gas - inert	☐	Flammable solids/pyrophorics
☐	Cryogenic liquids – inert	☐	Compressed gas - flammable/pyrophoric	☐	Organic peroxides
☐	Cryogenic liquids - flammable	☐	Compressed gas - oxidizing	☐	Oxidizers - solid or liquid
☐	Cryogenic liquids - oxidizing	☐	Compressed gas - toxic	☐	Reactives - unstable or water reactive
☐	Corrosives - solid or liquid	☐	Compressed gas - corrosive	☐	Toxics - solid or liquid

EXHIBIT E -1-

2-2.	For all materials checked in Section 2.1 above, please list the specific material(s), use(s), and quantities of each used or stored on the site in the table below; or attach a separate inventory. NOTE: If proprietary, the constituents need not be named but the hazard information and volumes are required.

Material/ Chemical	Physical State (Solid, Liquid, or Gas)	Container Size	Number of Containers Used & Stored	Total Quantity	Units (pounds for solids, gallons or liters for liquids, & ________

2-3.	Describe the planned storage area location(s) for the materials in Section 2-2 above. Include site maps and drawings as appropriate.

2-4.	Other hazardous materials. Check below (right click to properties) if applicable. NOTE: If either of the latter two are checked (BSL-3 and/or radioisotope/radiation), be advised that not all lease locations/cities or lease agreements allow these hazards; and if either of these hazards are planned, additional information will be required with copies of oversight agency authorizations/licenses as they become available.

EXHIBIT E -2-

☐	Risk Group 2/Biosafety Level-2 Biohazards	☐	Risk Group 3/Biosafety Level-3 Biohazards	☐	Radioisotopes/Radiation

3.0            HAZARDOUS WASTE (i.e., REGULATED CHEMICAL WASTE)

Are (or will) hazardous waste (be) generated? ☐ Yes ☐ No

If YES, continue with the next question. If not, skip this section and go to section 4.0.

3.1.	Are or will any of the following hazardous (CHEMICAL) wastes generated, handled, or disposed of (where applicable and allowed) on the property?

☐	Liquids	☐	Process sludges	☐	PCBs
☐	Solids	☐	Metals	☐	wastewater

3-2.	List and estimate the quantities of hazardous waste identified in Question 3-1 above.

HAZARDOUS (CHEMICAL) WASTE GENERATED	SOURCE	WASTE TYPE		APPROX. MONTHLY QUANTITY with units	DISPOSITION [e.g., off-site landfill, incineration, fuel blending scrap metal; wastewater neutralization (onsite or off-site)]
		RCRA listed (federal)	Non-RCRA (Calif-ornia ONLY or recycle)
		☐	☐
		☐	☐
		☐	☐
		☐	☐
		☐	☐

3-3.	Waste characterization by: Process knowledge ☐ EPA lab analysis ☐ Both ☐

3-4.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility if applicable. Attach separate pages as necessary. If not yet known, write “TBD.”

Hazardous Waste Transportation/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-5.	Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? NOTE: This does NOT mean fume hoods; examples include air scrubbers, cyclones, carbon or HEPA filters at building exhaust fans, sedimentation tanks, pH neutralization systems for wastewater, etc.

☐ Yes ☐ No
If YES, please list/describe:

EXHIBIT E -3-

4.0	OTHER REGULATED WASTE (i.e., REGULATED BIOLOGICAL WASTE, referred to as “Medical Waste” in California)

4-1.	Will (or do) you generate medical waste☐ Yes ☐ No, skip to Section 5.0.

4-2.	Check the types of waste that will be generated, all of which fall under the California Medical Waste Act:

☐	Contaminated sharps (i.e., if contaminated with ≥ Risk Group 2 materials)	☐	Animal carcasses	☐	Pathology waste known or suspected to be contaminated with ≥ Risk Group 2 pathogens)
☐	Red bag biohazardous waste (i.e., with ≥ Risk Group 2 materials) for autoclaving	☐	Human or non-human primate blood, tissues, etc. (e.g., clinical specimens)	☐	Trace Chemotherapeutic Waste and/or Pharmaceutical waste NOT otherwise regulated as RCRA chemical waste

4-3.	What vendor will be used for off-site autoclaving and/or incineration?

4-5.	Do you have a Medical Waste Permit for this site?	☐ Yes ☐ No, not required. ☐ No, but an application will be submitted.

5.0	UNDERGROUND STORAGE TANKS (USTS) & ABOVEGROUND STORAGE TANKS (ASTS)

5-1.	Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)? ☐ Yes ☐ No

NOTE: If you will have your own diesel emergency power generator, then you will have at least one AST! [NOTE: If a backup generator services multiple tenants, then the landlord usually handles the permits.]

If NO, skip to section 6.0. If YES, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

UST or AST	Capacity (gallons)	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill Prevention Measures*

*NOTE: The following are examples of leak detection / spill prevention measures: integrity testing, inventory reconciliation, leak detection system, overfill spill protection, secondary containment, cathodic protection.

5-2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

5-3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies? ☐Yes ☐No, not yet

If YES, please attach a copy of the required permit(s). See Section 7-1 for the oversight agencies that issue permits, with the exception of those for diesel emergency power generators which are permitted by the local Air Quality District (Bay Area Air Quality Management District = BAAQMD; or San Diego Air Pollution Control District = San Diego APCD).

EXHIBIT E -4-

5-4.	If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

5-5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?

☐Yes    ☐No

If YES, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

5-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?

☐Yes   ☐No

For new tenants, are installations of this type required for the planned operations? ☐Yes ☐No

If YES to either question in this section 5-6, please describe.

6.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

7.0	OTHER REGULATORY PERMITS/REQUIREMENTS

7-1.	Does the operation have or require an industrial wastewater permit to discharge into the local National Pollutant Discharge Elimination System (NPDES)? [Example: This applies when wastewater from equipment cleaning is routed through a pH neutralization system prior to discharge into the sanitary or lab sewer for certain pharmaceutical manufacturing wastewater; etc.] Permits are obtained from the regional sanitation district that is treating wastewater.

☐Yes   ☐No   ☐No, but one will be prepared and submitted to the Landlord property management company.

If so, please attach a copy of this permit or provide it later when it has been prepared.

7-2.	Has a Hazardous Materials Business Plan (HMBP) been developed for the site and submitted via the State of California Electronic Reporting System (CERS)? [NOTE: The trigger limits for having to do this are ≥ 200 cubic feet if any one type of compressed gas(except for carbon dioxide and inert simple asphyxiant gases, which have a higher trigger limit of ≥ 1,000 cubic feet); ≥ 55 gallons if any one type of hazardous chemical liquid; and ≥500 pounds of any one type of hazardous chemical solid. So a full-sixe gas cylinder and a 260-liter of liquid nitrogen are triggers! Don’t forget the diesel fuel in a backup emergency generator if the diesel tank size is ≥ 55 gallons and it is permitted under the tenant (rather than under the landlord).] NOTE: Each local Certified Unified Program Agency (CUPA) in California governs the HMBP process so start there. Examples: the CUPA for cities in San Mateo County is the County Environmental Health Department; the CUPA for the City of Hayward, CA is the Hayward Fire Department; the CUPA for Mountain View is the Mountain View Fire Department; and, the CUPA for San Diego is the County of San Diego Hazardous Materials Division (HMD),

EXHIBIT E -5-

☐Yes ☐No, not required. ☐No, but one will be prepared and submitted, and a copy will be provided to the landlord property management company.

If one has been completed, please attach a copy. Continue to provide updated versions as they are completed. This is a legal requirement in that State law requires that the owner/operator of a business located on leased or rented real property shall notify, in writing, the owner of the property that the business is subject to and is in compliance with the Hazardous Materials Business Plan requirements (Health and Safety Code Chapter 6.95 Section 25505.1).

7-3.	NOTE: Please be advised that if you are involved in any tenant improvements that require a construction permit, you will be asked to provide the local city with a Hazardous Materials Inventory Statement (HMIS) to ensure that your hazardous chemicals fall within the applicable Fire Code fire control area limits for the applicable construction occupancy of the particular building. The HMIS will include much of the information listed in Section 2-2. Neither the landlord nor the landlord’s property management company expressly warrants that the inventory provided in Section 2-2 will necessarily meet the applicable California Fire Code fire control area limits for building occupancy, especially in shared tenant occupancy situations. It is the responsibility of the tenant to ensure that a facility and site can legally handle the intended operations and hazardous materials desired/ needed for its operations, but the landlord is happy to assist in this determination when possible.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

EXHIBIT E -6-

EXHIBIT F

BRITANNIA POINTE GRAND LIFE SCIENCE CENTER

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank
acceptable to the Landlord)

FAX NO. [(___) ___-____]	[Insert Bank Name And Address]
SWIFT: [Insert No., if any]

DATE OF ISSUE:

BENEFICIARY:	APPLICANT:
[Insert Beneficiary Name And Address]	[Insert Applicant Name And Address]

LETTER OF CREDIT NO.

EXPIRATION DATE:	AMOUNT AVAILABLE:
___________ AT OUR COUNTERS	USD[Insert Dollar Amount]
(U.S. DOLLARS [Insert Dollar Amount]

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.___________ IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant’s Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON    (Expiration Date)    AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1.            THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

2.            BENEFICIARY’S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord’s Name], A [Insert Entity Type] (“LANDLORD”) STATING THE FOLLOWING:

“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD _________ IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. ________ AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

EXHIBIT F -1-

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.__________________ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING. [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE. IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF    (120 days from the Lease Expiration Date).

EXHIBIT F -2-

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES, WHICH FEES SHALL BE PAYABLE BY APPLICANT (PROVIDED THAT BENEFICIARY MAY, BUT SHALL NOT BE OBLIGATED TO, PAY SUCH FEES TO US ON BEHALF OF APPLICANT, AND SEEK REIMBURSEMENT THEREOF FROM APPLICANT). IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: “DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO. ___________.”

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number – (____) ____-______], ATTENTION: [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number – (____) ____-_____] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER. WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION. ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH FOLLOWING THIS ONE.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT,
   (Expiration Date)   .

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXHIBIT F -3-

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE "INTERNATIONAL STANDBY PRACTICES" (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,

(Name of Issuing Bank)

By:

EXHIBIT F -4-

EXHIBIT G

TENANT’S PROPERTY1

1.	All moveable furniture and equipment that is not "built-in".

2.	Moveable lab casework (other than "built-in" lab casework), including moveable lab benches and tables

3.	Servers, server racks and back-up batteries.

4.	Furniture.

5.	Portable fume hoods.

6.	Biosafety cabinets.

7.	Moveable laboratory equipment.

8.	Flammable/corrosive cabinets

1 NTD: to be discussed.

EXHIBIT G -1-

LEASE

BRITANNIA POINTE GRAND LIFE SCIENCE CENTER

PG VII 280 EAST GRAND, LLC,
a Delaware limited liability company,

as Landlord,

and

ALUMIS INC.,

a Delaware corporation,

as Tenant.

TABLE OF CONTENTS

Page

1.	PREMISES, BUILDING, PROJECT, AND COMMON AREAS	4
2.	LEASE TERM; OPTION TERM	6
3.	BASE RENT	9
4.	ADDITIONAL RENT	9
5.	USE OF PREMISES	16
6.	SERVICES AND UTILITIES	21
7.	REPAIRS	24
8.	ADDITIONS AND ALTERATIONS	25
9.	COVENANT AGAINST LIENS	27
10.	INSURANCE	27
11.	DAMAGE AND DESTRUCTION	29
12.	NONWAIVER	31
13.	CONDEMNATION	31
14.	ASSIGNMENT AND SUBLETTING	32
15.	SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES	36
16.	HOLDING OVER	37
17.	ESTOPPEL CERTIFICATES	37
18.	SUBORDINATION	38
19.	DEFAULTS; REMEDIES	38
20.	COVENANT OF QUIET ENJOYMENT	41
21.	LETTER OF CREDIT	42
22.	COMMUNICATIONS AND COMPUTER LINES	45
23.	SIGNS	45
24.	COMPLIANCE WITH LAW	46
25.	LATE CHARGES	47
26.	LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT	47
27.	ENTRY BY LANDLORD	48
28.	TENANT PARKING	48
29.	MISCELLANEOUS PROVISIONS	48

EXHIBITS
A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	FORM OF TENANT’S ESTOPPEL CERTIFICATE
E	ENVIRONMENTAL QUESTIONNAIRE
F	FORM OF LETTER OF CREDIT

(i)

INDEX

Page(s)

Abatement Event	35
Accountant	13
Additional Rent	8
Advocate Arbitrators	7
Alterations	21
Amenity Building	4
Applicable Laws	39
Approved Schematic Plans	2
as built	22
Bank	35
Bank’s Credit Rating Threshold	36
Bankruptcy Code	36
Base Building	39
Base Rent	8
Base Rent Abatement Period	2
Brokers	46
Builder’s All Risk	22
Building	4
Building Systems	20
Casualty	25
Clean-up	17
Clean-Up Plan	17
Closure Letter	18
Code	28
Common Areas	5
Comparable Buildings	7
Comparable Transactions	6
Concessions	6
Contemplated Effective Date	29
Contemplated Transfer Space	29
Control	31
Direct Expenses	8, 9
Disputed Amounts	47
Eligibility Period	35
Energy Disclosure Information	19
Energy Disclosure Requirements	19
Environmental Assessment	17
Environmental Laws	15
Environmental Questionnaire	14
Environmental Report	17
Estimate	13
Estimate Statement	13
Estimated Direct Expenses	12, 13
Event of Default	33
Excepted Matters	48
Expense Year	9
Fair Rental Value	6
First Class Life Sciences Projects	2

(ii)

Page(s)

Force Majeure	43
Generator	20
Generator Warranty Period	20
Hazardous Materials	14
Hazardous Materials Claims	15
HVAC	18
Intention to Transfer Notice	29
Landlord	1, 41
Landlord Parties	23
Landlord Repair Notice	26
Landlord Repair Obligations	21
L-C	35
L-C Amount	35
L-C Draw Event	36
L-C Expiration Date	36
L-C FDIC Replacement Notice	36
Lease	1
Lease Commencement Date	6
Lease Expiration Date	6
Lease Term	6
Lease Year	6
Lines	38
Mail	43
Management Fee Cap	11
Net Worth	31
Neutral Arbitrator	7
Nine Month Period	29
Notices	43
Objectionable Name	39
OFAC	47
Operating Expenses	9
Option Conditions	6
Option Rent	6
Option Term	6
Original Improvements	24
Original Tenant	6
Outside Agreement Date	7
Patriot Act	47
PCBs	14
Permitted Alterations	22
Permitted Assignee	31
Permitted Transfer	30
Permitted Transferee	30
Possession Date	4
Premises	4
Preventative Maintenance Records	21
Prohibited Persons	47
Project,	4
Referee Sections	45
REIT Owner	28
Release	15

(iii)

Page(s)

Released	15
Releases	15
rent	34
Rent	8
RSF	1
Security Deposit Laws	38
Service Contract	21
Sign Specifications	39
Site Plan	4
special risks	24
Statement	12
Subject Space	28
Substantial Completion Certificate	4
Summary	1
Tax Expenses	9, 11
Tenant	1, 41
Tenant Damage	5
Tenant Energy Use Disclosure	19
Tenant Improvements,	24
Tenant Signage	39
Tenant Work Letter	4
Tenant’s Property	23
Tenant’s Accountant	13
Tenant’s Agents	14
Tenant’s Repair Obligations	20
Tenant’s Security System	20
Tenant’s Share	8, 12
Transfer	30
Transfer Costs	29
Transfer Notice	28
Transfer Premium	28, 29
Transfer Premium,	29
Transferee	27
Transfers	27
TRIPLE NET	8
Underlying Documents	9
Warranty Period	5
worth at the time of award	34

(iv)